AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                             ON AUGUST 8, 2000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549
      --------------------------------------------------------------

                                 FORM SB-2
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
      --------------------------------------------------------------

                             PVAXX CORPORATION

          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


COLORADO                                           05-0499528

(STATE OR OTHER       (PRIMARY STANDARD            (I.R.S. EMPLOYER
JURISDICTION OF       INDUSTRIAL CLASSIFICATION    IDENTIFICATION NO.)
INCORPORATION OR      CODE NUMBER)
ORGANIZATION

                             PVAXX CORPORATION
                       12730 New Brittany Boulevard
                         Ft. Myers, Florida 33907
                               941-274-9355

       (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
          AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                          NADEAU & SIMMONS, P.C.
                         1250 TURKS HEAD BUILDING
                      PROVIDENCE, RHODE ISLAND 02903

         (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                              WITH COPIES TO:

                           BERSCH ACCOUNTING, SC
                          633 W. WISCONSIN AVENUE
                                 SUITE 610
                            MILWAUKEE, WI 53203
                               414-272-8800


                    APPROXIMATE DATE OF COMMENCEMENT OF
                       PROPOSED SALE TO THE PUBLIC:

                  As soon as practicable after approval.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), check the following box. [X]

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement number for the same offering. [ ] ________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ] _________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.

                 Disclosure alternative used (check one):

             Alternative 1  (  )          Alternative 2  (X)

------------------------------------------------------------------------------

                      CALCULATION OF REGISTRATION FEE

                       Proposed(1)(2) Proposed(2)(3)

Title of                      Maximum        Maximum
Securities     Amount         Offering       Aggregate      Amount of
to be          to be          Price          Offering       Registration
Registered(1)  Registered(2)  Per Share(2)   Price          Fee (3)

-------------  -------------  -------------  ------------   -------------
COMMON STOCK   21,322,800     $        .001  $     21,322   $      7.24
COMMON STOCK    2,400,000     $       1.000  $  2,400,000   $    827.58

(1) The shares registered hereunder are shares of our common stock, no par value.

(2)  Estimated for purpose of calculating the registration fee.

     This offering registers certain shares previously issued. The securities may be sold at their market price on the Over-the-Counter Electronic Bulletin Board when sold. Accordingly, the registration fee has been calculated in accordance with Rule 457(f)2 of the Securities Act and based upon certain shares of common stock.

     This offering also registers common shares yet to be sold, pursuant to Rule 415. The securities may be sold at their market price on the Over-the-Counter Electronic Bulletin Board when sold. Accordingly, the registration fee has been calculated in accordance with Rule 457(c) of the Securities Act and based upon $1.00.

     (3) The fee with respect to these shares has been calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the book value of our common stock on a date within five (5) days prior to the date of filing of this registration statement (since no quote is now published, it was assumed at $0.001 for purposes only of calculating the filing fee).

------------------------------------------------------------------------------

The information contained in this prospectus is subject to completion or amendment. The shares described in this prospectus may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration under the securities laws of any such state.

We will amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


             Subject to Completion Dated ______________, 2000

                             PVAXX CORPORATION

                             23,722,800 shares

                               Common Stock

This prospectus relates to up to 23,722,800 shares of common stock, no par value of PVAXX Corporation. Our corporate address is 12730 New Brittany Boulevard, Ft. Myers, Florida 33907. All of the shares offered are to be sold for the accounts of selling shareholders of our Company. We will not receive any of the proceeds from the sale of the shares by our selling shareholders. We estimate that total expenses will be approximately $75,000 in connection with this offering of our shares.

We are subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act and are presently current in filing reports with the Securities and Exchange Commission.

Investments in our shares involve a high degree of risk (see "Risk Factors"). The shares have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             TABLE OF CONTENTS

Prospectus Summary
Risk Factors
     Year 2000 Problems May Have an Adverse Effect
     Competition
     Potential Fluctuations in Quarterly Operating Results
     Limited Operating History
     Dependence on Third-Party Suppliers
     Patents, Trademarks and Proprietary Information
     Rapid Technological Changes
     Expansion
     Government Regulation
     Dependence on Key Personnel
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Possible Need for Additional Financing
     Indemnification of Officers and Directors
     Dependence Upon Outside Advisors
     Rule 144 Sales
Use of Proceeds
Dilution
Dividend Policy
Business
Management's Discussion and Analysis of Financial Condition and
 Results of Operations
Management
Certain Transactions
Principal Shareholders
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Statements                                                   F-1


                                  PART I

               NARRATIVE INFORMATION REQUIRED IN PROSPECTUS


                 Inside Front and Outside Back Cover Pages

            See front and back cover pages of this prospectus.


                            PROSPECTUS SUMMARY

The following summary should be read in conjunction with the more detailed information and the financial statements.


                                THE COMPANY

PVAXX CORPORATION ("PVAXX" or the "Company") was incorporated as a Florida corporation on March 16, 2000. Pvaxx Corporation, is the parent company of the Pvaxx group of companies.

The Pvaxx group consists of Pvaxx Technologies Ltd, which holds the patents and intellectual property. Pvaxx Research & Development Ltd, the company undertaking all ongoing trials and developments, which also does business as Pvaxx Engineering, which manufactures all our pelleting machines and Pvaxx Pharmaceutical which manufactures and supplies capsule making machinery. Pvaxx Europe) Ltd is the European sales company of the group.

Pvaxx has just taken possession of a newly built European HQ in England near Malmesbury in Wiltshire, which includes 3000sqft sales offices, 2000sqft engineering, 2000sqft development labs, 4000sqft manufacturing areas.

Pvaxx is a completely biodegradable polymer. We believe PVAXX represents a genuine advance in polymer technology. Management feels that Pvaxx will be a major contributor to the reduction in the environmental and ecological impact of plastics. PVAXX offers the potential of practical solutions to worldwide waste disposal problems, as all products manufactured from Pvaxx biodegrade into non-toxic elements when disposed of through water immersion or in landfill.

Pvaxx is a newly formulated polymer, created by a patented process and manufactured from the chemical raw material Polyvinyl Alcohol 'pva' and other food-grade additives, which have been used in consumer markets for over 25 years. Thus its properties, both physical and toxicological, as well as its environmental impact from its bio-degradation on disposal have been studied in depth.

SELECTED PROFORMA FINANCIAL DATA

The following table sets forth our projected income statement for the first four fiscal years following the closing of our anticipated equity offering. The financial forecasts presented herein have been prepared on the basis of an January 1 to January 1 fiscal year to reflect our predicted operating results for the twelve month fiscal period following the completion of an anticipated equity offering.


                 12 MONTH FISCAL PERIOD FOLLOWING FUNDING
                      PROFORMA INCOME STATEMENT DATA
                                 (IN 000S)
                     CALENDAR YEAR ENDING DECEMBER 31.

               Yr. 1        Yr. 2        Yr. 3        Yr. 4
               (1/0-12/00)  (1/01-12/01) (1/02-12/02) (1/03-12/03)

Revenue        $12,000,000  24,000,000   24,000,000   24,000,000
Cost of Sales  $10,378,714  19,333,178   19,333,178   19,333,178
EBITDA         $1,621,286    4,666,822    4,666,822    4,666,822
EBITDA Margin  13.51%       19.45%       19.45%       19.45%
Net Income     $1,158,150   3,284,213     3,279,584    3,276,584


                 Proforma Balance Sheet Data (as of 03/31)

Current Assets        $
Total Assets          $
Current Liabilities   $
Long Term Debt        $
Stockholders Equity   $


Our corporate headquarters are located at 12730 New Brittany Boulevard, Ft. Myers, Florida 33907, (941) 274-9355. Our transfer agent is Nadeau & Simmons, P.C., 1250 Turks Head Building, Providence, Rhode Island 02903,
(401) 272-5800.

                               THE OFFERING

The offering to which this prospectus relates consists of 23,722,800 shares of our common stock.

                               RISK FACTORS

The shares offered hereby are speculative and involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

FORWARD-LOOKING INFORMATION

In passing the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Congress encouraged public companies to make "forward looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward looking statements. We intend to qualify both our written and oral forward looking statements for protection under the Reform Act and any other similar safe harbor provisions.

Generally, forward looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those
projected.   Due to those uncertainties and risks, the investment community is urged not to place undue reliance on our written or oral forward looking statements. We undertake no obligation to update or revise our for forward looking statements to reflect future developments. In addition, we undertake no obligation to update or revise forward looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

We provide the following risk factor disclosure in connection with our continuing effort to qualify our written and oral forward looking statements for the safe harbor protection of the Reform Act and any other similar safe harbor provisions. Important factors currently known to us that could cause actual results to differ materially from those in forward looking statements include the following disclosures:

COMPETITION

The biodegradable plastics industry in which the Company operates is highly competitive. Some of the company's principal competitors in certain business lines are substantially larger and better capitalized than the Company. Because of these resources, these companies may be better able than the Company to obtain new customers and to pursue new business opportunities or to survive periods of industry consolidation.

POTENTIAL FLUCTUATIONS IN QUARTERLY OPERATING RESULTS

Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. Such risks for our company include, but are not limited to, an evolving and unpredictable business model, management of growth, our ability to anticipate and adapt to a developing market and unforeseen changes and developments in our strategic partners' activities and direction. To address these risks, we must, among other things, implement and successfully execute our business strategy, continue to develop and upgrade our technology, provide superior products, respond to competitive developments and attract, retain and motivate qualified personnel and meet the expectations of our strategic partners. There can be no assurance that we will be successful in addressing such risks, and the failure to do so could have a material adverse effect on our business, prospects, financial condition and results of operations.

LIMITED OPERATING HISTORY

As a result of our limited operating history and the emerging nature of the markets in which we compete, our company may not be able to accurately predict its revenues. We expect to experience significant fluctuations in our future quarterly operating results due to a variety of factors, many of which are outside our control. Factors that may adversely affect our quarterly operating results include (i) our ability to attract and retain clients, (ii) the level of competition in the biodegradable plastic industry, (iii) our ability to upgrade and develop our systems and infrastructure and attract new personnel in a timely and effective manner,
(iv) the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations and infrastructure, (v) governmental regulation, and (vi) general economic conditions and economic conditions specific to the biodegradable plastic industry.

PATENTS, TRADEMARKS AND PROPRIETARY INFORMATION

We may apply for United States patents related to our business. In addition, we have applied for trademark protection in the United States for the name PVAXX CORPORATION. There can be no assurance as to the breadth or degree of protection which existing or future patents or trademarks, if any, may afford us, that any patent or trademark applications will result in issued patents or trademarks, that our patents or trademarks will be upheld, if challenged, or that competitors will not develop similar or superior methods or products outside the protection of any patent issued to us. Although we believe that our potential patent and trademarks and our products do not and will not infringe patents or trademarks or violate the proprietary rights of others, it is possible that our existing patent or trademark rights may not be valid or that infringement of existing or future patents, trademarks or proprietary rights may occur. Failure to do any of the foregoing could have a material adverse effect upon our company. In addition, there can be no assurance that we will have the financial or other resources necessary to enforce or defend a patent or trademark infringement or proprietary rights violation action which may be brought against us. Moreover, if our products infringe on patents, trademarks or proprietary rights of others, we could, under certain circumstances, become liable for damages, which also could have a material adverse effect on our company.

EXPANSION

Our proposed expansion will also require the implementation of enhanced operational and financial systems and will require additional management, operational and financial resources. Failure to implement these systems and add these resources could have a material adverse effect on our results of operations and financial condition. There can be no assurance that we will be able to manage our expanding operations effectively or that we will be able to maintain or accelerate our growth. In addition, there can be no assurance of the viability of our products in new geographic regions or particular local markets.

GOVERNMENT REGULATION

We must comply with state laws and a wide range of other state and local rules and regulations applicable to our businesses. Continued compliance with this broad federal, state and local regulatory network is essential and costly, and the failure to comply could have a material adverse effect on our Company. Violations of laws and/or state laws and regulations governing substantive aspects of doing business in a particular state could subject us and our affiliates to rescission offers, monetary damages, penalties, imprisonment and/or injunctive proceedings.

DEPENDENCE ON KEY PERSONNEL

Our future success depends in large on part of the continued service of our key marketing and management personnel and on our ability to continue to attract and retain qualified employees. The competition for such personnel is intense, and the loss of key employees could have a material effect on the our financial condition and results of operations.

CONTROL BY PRINCIPAL SHAREHOLDERS, OFFICERS AND DIRECTORS

Our principal shareholders, officers and directors will beneficially own approximately eighty percent (80%) of our company's common stock. As a result, such persons may have the ability to control our company and direct its affairs and business. Such concentration of ownership may also have the effect of delaying, deferring or preventing change in control of our company.

ISSUANCE OF PREFERRED STOCK MAY ADVERSELY AFFECT HOLDERS OF
COMMON STOCK OR DELAY OR PREVENT CORPORATE TAKE-OVER

Our Articles of Incorporation provide that preferred stock may be issued from time to time in one or more series. The Board of Directors is authorized to determine the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock and the designation of any such shares, without any vote or action by our shareholders. The Board of Directors may authorize and issue Preferred stock with voting power or other rights that could adversely affect the voting power or other rights of our holders of common stock. In addition, the issuance of preferred stock could have the effect of delaying, deferring or preventing a change in control of our company, because the terms of preferred stock that might be issued could potentially prohibit our company's consummation of any merger, reorganization, sale of substantially all of its assets, liquidation or other extraordinary corporate transaction without the approval of our holders of the outstanding shares of the preferred stock.

TRADING MARKET; POTENTIAL VOLATILITY OF STOCK PRICE

There has been no trading market for our common stock, and there can be no assurance that an active trading market will develop or be sustained. At a future date, provided a public market for the stock does develop, the market price of the shares of our common stock is likely to be highly volatile and may be significantly affected by factors such as fluctuations in our operating results, announcements of technological innovations or new products and/or services by our company or its competitors, governmental regulatory action, developments with respect to patents or proprietary rights and general market conditions. In addition, the stock market has from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.

POSSIBLE NEED FOR ADDITIONAL FINANCING

The ultimate success of our company may depend upon our ability to raise additional capital. We are currently investigating the availability, source, or terms that might govern the acquisition of additional capital. If additional capital continues to be needed, there is no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to our company. If not available, our operations will be limited to those that can be financed with its modest capital.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our company. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefor if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by our company which it will be unable to recoup.

DEPENDENCE UPON OUTSIDE ADVISORS

To supplement the business experience of our officers and directors, we may be required to employ consultants or advisors. It is anticipated that such persons may be engaged on an "as needed" basis without a continuing fiduciary or other obligation to our company.

RULE 144 SALES

Certain of the outstanding shares of common stock held by our present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale.

As a result of revisions to Rule 144 which became effective on or about April 29, 1997, there will be no limit on the amount of restricted securities that may be sold by a nonaffiliate after the restricted securities have been held by the owner for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of shares of common stock of our present stockholders, may have a depressive effect upon the price of our common stock in any market that may develop.

FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Amounts affected by these estimates include, but are not limited to, the estimated useful lives, related amortization expense and carrying values of our intangible assets and capitalized research and development costs.

Changes in the status of certain matters or facts or circumstances underlying these estimates could result in material changes to these estimates, and actual results could differ from these estimates.

DISCLOSURE RELATING TO LOW-PRICED STOCKS

As long as the trading price of our common stock is less than US$5.00 per share, trading in our common stock in the US secondary market is subject to certain rules promulgated under the Securities Exchange Act of 1934, which rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a "penny stock" (generally, any non-NASDAQ equity security that has a market price of less than US$5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transactions prior to sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of our common stock and the ability of our stockholders to sell our common stock in the US secondary market.


                              USE OF PROCEEDS

Our company may realize a portion of the proceeds of this offering.


                      DETERMINATION OF OFFERING PRICE

This offering registers shares previously sold. The shares may eventually be sold at their fair market value on the Over-the-Counter Electronic Bulletin Board when sold. Accordingly, the registration fee has been calculated in accordance with Rule 457(c) and (f) of the Securities Act and based upon certain shares of our common stock. There has been no public trading market for our common stock as of July 31, 2000.


                              CAPITALIZATION

The following is the capitalization of our company as of July 31, 2000.

                                                  AMOUNT TO BE
                    AMOUNT         AMOUNT         OUTSTAND. UPON
TITLE OF CLASS      AUTHORIZ.      OUTSTAND.      ISSUANCE OF ALL
                                                  SHARES
--------------      ------------   ----------     -----------------
Common Stock,
no par value        40,000,000     21,322,800     23,722,800

Preferred Stock     10,000,000     10,000,000     10,000,000


                                 DILUTION

Our company's shareholders will not realize any dilution from this offering.


                           SELLING SHAREHOLDERS

The Offering

This offering registers certain shares previously sold. The securities may be sold at their market price on the Over-the-Counter Electronic Bulletin Board when sold. Accordingly, the registration fee has been calculated in accordance with Rule 457(f) of the Securities Act and based upon certain shares of common stock was $0.001.

This offering also registers common shares yet to be sold, pursuant to Rule
415. The securities may be sold at their market price on the Over-the-Counter Electronic Bulletin Board when sold. Accordingly, the registration fee has been calculated in accordance with Rule 457(c) of the Securities Act and based upon $1.00.


An aggregate of up to 21,322,800 shares of our company's common stock, no par value per share, may be offered by our selling shareholders who had previously been issued "restricted" shares by our company and who will be entitled to sell up to 21,322,800 shares of our company's common stock offered by this prospectus.

The following table sets forth certain information with respect to our selling shareholders, persons or entities for whom our company is registering for resale to the public, either the shares of our company's common stock which such persons or entities own.

The following table reflects such person's or entities' ownership as of July 31, 2000.



                                                    MAXIMUM
                                     CERT NO.       NUMBER TO
NAME OF OWNER                        & CLASS        BE SOLD
------------------------             -------------- -----------------

Rule 415 Shelf Registration          Common         2,400,000

British Traders and Shippers Ltd     10*restricted  20,000

David Bromige                        35              4,000

Christopher Bence                    63              7,687

Joy Chapman                          29              2,000

Grahame Chapman                      43              4,000

Kerry & Jutta Drew                    5            115,200

John Dickie Dawson                   14              5,752

John Dawson                          60              1,738

Michael Edgeworth                    74              4,000

Mr & Mrs. AP Evans                   32              6,000

Thomas Edgeworth                     36              6,000

Michael Edgeworth                    54              2,000

Mr AP Evans                          71              2,400

Thomas Edgeworth                     73              2,000

WJ & SE Freebury                      3            440,000

Kate Freebury                        25              5,000


William & Sandra Freebury            66             60,000

Philip Herbert                       58             26,478

Gregory Abraham                      C79             1,429

Anthony & Denise Amodio              C96             2,000

Roy & Sharon Buchanan                C10A            1,000

Gary L Baxley & Karen B Baxley       C99               500

Lewis Boltic & Karen Baxley          C101              286

Joseph Cassata                       C109              200

Brian & Jo Ann Carr                  C102              100

Robin Mary Coe                       C112              500

Frank & Kathy D'Ascoli               C114              300

Robert F. & Lynette W. Fox           C106              100

Elli & Monty Grim                    C82               750

Louis & Patricia Goudy               C91               300

Gayle & Sheliea Gave                 C120              100

John Hardacre                        23              1,880

Matthew Hall                         11              4,400

James Hart                           15              6,000

Philip Herbert                       16             40,000

Malcom Heaven                        19              3,760

Barbara Hale                         38              2,000


H.F. Hart                            44              2,000

H.F & R. L. Hart                     45              4,000

Geoffrey Hester                      52              2,000

Matthew Hall                         57             25,600

Nelson Jerram                        28             10,000

Bernard Jones                        39              8,000

Alan Jones                           62             12,000

Jumik Investments, Inc.              123        16,613,815

David Kear                           20              2,820

Noel Kiernans                        64             24,000

Ilya Kazi                            76              4,000

Larry Lipman                         6              90,000

Richard Lacey                        33              2,000

Diane Lacey                          34              2,000

Raymond Lagden                       37              2,000

Richard Lacey                        72              2,000

Peter Morris                         7              20,000

Jeffrey Meaton                       46              2,000

Melvyn Miles                         49              8,000

Pat Mills                            55              2,000

Michael & Wendy Moulder              68             20,000

Nidicus Foundation                   9           2,000,000


John Nixon                           13             20,000

William Nigel-Jones                  41              4,000

Alan & Linda Harris                  C119              429

Scott T. Johnson                     C87               150

Laurilyn Johnson                     C88               150

Jerry & Joanie Jordan                C107              300

Bryan & Rhonda Keane                 C86               460

Nancee Kane                          C89               100

C.K. Koehler & S.J. Koehler          C98             4,000

Jerry Krecicki, Jr.                  C118              400

The Lotz Trust, John V. Lotz         C92             6,000

Paul & Margaret Lotz                 C94             4,000

Allen McClain                        C111            1,000

Terry W.. McGee &
 Peggy H. McGee                      C93             3,000

Glenn A Morton &
Francis Morton                       C95             2,000

Raymond Malone                       C97               300

Thomas L. Morgan &
Jacqualine P. Morgan                 C105            1,000

David & Peggy Newlan                 C83               300

Oilve Overthrow                      30              2,000

John CM O'Doherty                    65             24,000


Martin Reeves                        67             14,000

Howard Ramsden                       21              2,820

David Roffe                          24             20,000

Martin Reeves                        40             14,000

Jane Stevens                         48              4,000

Clare Stevens                        47              2,000

Henry Stevens                         1             10,000

Yolanda Stevens                       2             10,000

K.G. & M.L. Stevens                   4             50,000

Karl Sinnott                         17*restricted  40,000

Darrell Smith                        42              8,000

Rob & Sandra Thomson                 8              36,000

Wendy Thomson                        69              2,000

Joseph Tunna                         77              2,000

Kevin Thomas                         53              2,000

Stephanie Sowden                     122             8,570

Ashley Walters                       31              4,000

Graham Wilden                        22              1,128

Kevin Watkins                        70              4,000

Danny Wilcox                         121             5,800

John Young                           51              2,000


Daniel Young & Sarah Garrath         56              2,000

Michael Stevens                      50              4,000

H. Stevens                           27             10,000

Amanda Stevens                       26             10,000

Adam Smith                           75              2,000

Ethel & Michael Onge                 C85             1,000

Kevin & Catherine Reynolds           C117            2,858

Raymond Reynolds                     C81             1,000

Richard Reynolds                     C80             1,000

Jacquelin Risley & Gerald Stream     C110               30

Brian & Stacey Reis                  C115            2,000

Diane R. Smith                       C84               160

James Schneider                      C90                30

John W. Stambaugh in Trust for
Jacqueline M. Canova                 C100              100

Carmie L Scarfone &
Claudia Scarfone                     C103              500

Peter G. Wittke                      C113            1,500

Tommy & Janie Wiley                  C108            1,000

Gerard Werner
C/O Zenith Holdings
P.O. Box 216
Kohler, WI 53044                                    200,000


Christopher O. Werner                               200,000
2620 North 40{th} Street
Sheboygan, WI 53083

Zenith Holdings Ltd.                                200,000
P.O. Box 216
Kohler, WI 53044

Mark T. Thatcher
125 Gideon Lawton Lane
Portsmouth, RI  02871                               200,000

Richard Nadeau, Jr.
1250 Turks Head Building
Providence, RI 02903                                200,000

James R. Simmons
1250 Turks Head Building
Providence, RI 02903                                200,000

Elisabeth Alofsin
C/O Peter J. Alofsin
275 Promenade Street,
Ste. 300
Providence RI 02908                                     500

Peter J. Alofsin
275 Promenade Street,
Ste. 300
Providence RI 02908                                     500

Timothy Alsheimer
Four Winds Bellevue Ave
Newport  RI 02840                                       100

Vince Arcello
651 W. Main Rd.
Middletown RI 02842                                     100

Terry Badger
85 Summer Street
Oakland ME 04963                                        500


Mark Beall
12790 Atlantic Avenue
Lakewood, CO  80228                                     500

David Donner
51 Marland Road
Colorado Springs, CO  80906                           1,000

Meredith Donner
51 Marland Road
Colorado Springs, CO  80906                           1,000

Robert J. Beuchler
The Principal Group
102 S. Tejon Street,
Ste. 300
Colorado Springs CO   80903                             500

David J. Binkowski
Bink, Inc.
3808 South Sherman Street
Englewood CO  80110                                     500

Thomas H. Blaney II
201 Line Road
Bellemead NJ  08502                                     100

Robert Borday
4 Wolcott Avenue
Jamestown RI 02835                                      100

Thomas Darrell Carico
C/O Ricky D. Wolfe
322 Savannah Ave.
Statesboro GA 30458                                   2,000

John H. Cox
The Provident
5613 DTC Parkway, Ste. 150
Englewood CO 80111                                      500


Michael L. Ebert
Ebert & Rehorn
4455 E. Camelback, Ste. E-180
Phoenix  AZ 85018                                       500

Charles Ellsworth
1158 Eudora Street
Denver CO 80209                                         500

Jack W. Eversull
The Eversull Group
5728 LBJ Freeway,
Ste. 200
Dallas TX 75240                                         100

Arthur Frank
30 Mongenais St.
Providence RI 02909                                     100

Amy Hand
2965 S. Williams
Denver CO 80210                                         500

David Hand
2965 S. Williams
Denver CO 80210                                         500

Craig Hart
7014 E. Camelback Rd.
No. 580
Scottsdale AZ 85251                                     100

Margaret Heath
357 Harris Hill Rd.
Poland  ME 04274                                        500

Don Hejmanowski
2013 Torwood Circle
Plainfield IL 60544                                     100


Constance Holland
P.O. Box 250
Mystic, CT                                            3,000

Chuck Holland
245 Taragona Way
Daytona Beach, FL                                     3,000

Roger Huglion
255 W. 84th St. Apt. 3B
New York  NY 10024                                      100

James W. Johnson
1225 E. Commodore Place
Tempe AZ 85283                                          500

Robert B. Johnson
California Federal
1225 E. Commodore Place
Tempe AZ  85283                                         500

Ning Luh
12925 Creamery Hill Drive
Germantown MD 20874                                     100

Pasquale Maiorino
c/o Platz Associates
Two Great Falls Plaza
Auburn ME 04210                                       2,000

Steven Merrell
C/O Lewis F. Merrell
3313 Riley
Plano TX   75025                                        500

Amanda Merrell
C/O Lewis F. Merrell
3313 Riley
Plano TX  75025                                         500


Matthew Merrell
C/O Lewis F. Merrell
3313 Riley
Plano TX 75025                                          500

Lewis F. Merrell
3313 Riley
Plano TX   75025                                      4,400

Joyce Merrell
3313 Riley
Plano TX 75025                                        4,400

Lane G. Neville
3300 N. Central, Ste. 750
Phoenix AZ  85012                                       500

Hunter Pell
C/O Lewis F. Merrell
3313 Riley
Plano TX  75025                                         500

Jessica Pell
C/O Lewis F. Merrell
3313 Riley
Plano TX 75025                                          500

Peter Pescosolido
374 Commonwealth Rd.
Wayland MA 01778                                      1,000

John Petruney
66 Haskell St.
Beverly Farms MA 01915                                  100

Michael G. Pfalmer
Rampart Distribution
Colorado Springs CO 80909                               500

Thomas Platz
c/o Platz Associates
Two Great Falls Plaza
Auburn ME 04210                                       2,000


Dyer Powell
R.J. Steichen Securities
10 Division Arcade
Buffalo MN 55313                                        500

Paul Raducha
Exercycle Corporation
667 Providence Street
Woonsocket RI 02895                                     100

Richard Reavis
651 W. Main Rd.
Middletown RI 02842                                     100

Jeff Revious
761 Garfield
Denver CO 80206                                         500

Romeo Rubitaille
53 Slade St.
Pawtucket RI 02688                                      100

Jack Santos
466 Great Rd.
Lincoln RI 02865                                        100

James R. Simmons
Nadeau & Simmons
1250 Turks Head Building
Providence RI 02903                                   1,000

Amy Simmons
C/O Jim Simmons
1250 Turks Head Building
Providence RI  02903                                  1,000

Andy Small
39 School St.
Newport RI 02840                                        100

David Smith
3 Restmere Terrace
Middletown RI 02842                                     100


Glen Smith
1 Sunset Hill RD.
Middletown RI 02842                                     100

Sean Sullivan
7 Colonial Dr.
Middletown RI 02840                                     100

Stephanie Thatcher
C/O Thomas S. Thatcher
2321 Juniper Lane
Amarillo TX 79109                                       500

Steven B. Thatcher
85 Newbury Street
Boston MA 02116                                         500

Michael T. Thatcher
C/O John J. Wallace, Jr.
17 W. Cheyenne Mtn. Blvd.
Colorado Springs CO 80906                               500

Seth T. Thatcher
C/O Thomas S. Thatcher
2321 Juniper Lane
Amarillo  TX  79109                                     500

JoAnn Thatcher
2321 Juniper Lane
Amarillo TX 79109                                     1,000

Thomas S. Thatcher
2321 Juniper Lane
Amarillo TX 79109                                     1,000

Mills T. Thatcher
125 Gideon Lawton Lane
Portsmouth RI 02871                                   5,000

Grayson S. Thatcher
125 Gideon Lawton Lane
Portsmouth RI 02871                                   5,350


Jennifer M. Thatcher
125 Gideon Lawton Lane
Portsmouth RI 02871                                   6,000

Meredith Wallace
17 W. Cheyenne Mtn. Blvd.
Colorado Springs CO 80906                             4,400

John J. Wallace, Jr.
17 W. Cheyenne Mtn. Blvd.
Colorado Springs  CO  80906                           4,400

Jay Weibel
29 Bowens Wharf
Newport  RI 02840                                       600

Johanna Werner
2123 Stanford Avenue
St. Paul MN 55105                                     3,000

Patrick J. Werner
903 St. Clair
St. Paul MN 53105                                     3,000

Anthony M. Werner
3701 E. Cactus Creek Court
Highlands Ranch CO  80126                             3,000

Kevin Werner
3175 Limerick Lane
Sheboygan WI  53080                                   5,000

Mary Belle Werner
2620 N. 40th Street
Sheboygan, WI 53083                                   6,300

Christopher Anthony Werner
P.O. Box 216
Kohler, WI 53083                                     10,500


Mary Elizabeth Werner
P.O. Box 216
Kohler, WI 53083                                     10,850

Paula Werner-Kletzein
2026 N. 6th Street
Sheboygan WI  53083                                   3,000

Gretchen Werner-Schuttey
9704 Old Barn Rd.
Meqoun WI 53072                                       3,000

Adeline Wolfe
322 Savannah Avenue
Statesboro GA 30458                                   1,000

Grant Wolfe
322 Savannah Avenue
Statesboro GA  30458                                  1,000

Ricky D. Wolfe
322 Savannah Avenue
Statesboro GA 30458                                   2,000

Camille Wolfe
322 Savannah Avenue
Statesboro GA 30458                                   2,000


          TOTALS                                 23,722,800


                           PLAN OF DISTRIBUTION

The shares of our common stock registered hereunder may be sold, if desired, by our selling shareholders, subsequent to a registered broker/dealer establishing an automated quotation on the Over-the-Counter Bulletin Board.

The selling shareholders= shares must be offered: (i) through dealers or in ordinary brokers' transactions, in the over-the-counter market or otherwise; (ii) at the market or through market makers or into an existing market for the securities; or (iii) in other ways not involving market makers or established trading markets, including direct sales to purchasers or effective through agents, or (iv) in combinations of any of such methods of sale. The shares will be sold at market prices prevailing at the time of sale or at negotiated prices.

If a dealer is utilized in the sale of the shares in respect of which our prospectus is delivered, the selling shareholder will sell such shares to the dealer, as principal. The dealer may then resell such shares to the public at varying prices to be determined by such dealer at the time of resale.

Sales of our shares "at the market" and not at a final price, which are made into an existing market for the shares, will be made by our selling shareholders to or through a market maker, acting as principal or as agent. Other sales may be made, directly or through an agent, to purchasers outside existing trading markets. A selling broker may act as agent or may acquire the shares or interests therein as principal or pledgee and may, from time to time, effect distributions of such shares and interests.

The shares offered hereby are eligible for sale only in certain states, and, in some of those states, may be offered or sold only to "institutional investors", as defined under applicable state securities law. No sales or distributions, other than as described herein, may be effected after our prospectus shall have been appropriately amended or supplemented.

Investor Relations Arrangements

Our company may enter into an investor relations agreement. Under the agreement, an investor relations firm is engaged to provide investor relations, corporate communications and related support services to our company, specifically including, among other duties, the development of a comprehensive plan for the dissemination of our information to shareholders as well as brokers, analysts and potential investors; advising our company regarding trends and changes in the Over-the-Counter Bulletin Board brokerage and investment community, as well as changes in share ownership of our shares, all in the context of providing appropriate investor relations communications; coordinating investor and shareholder contacts with our counsel to ensure compliance with applicable securities laws and exchange listing requirements; and assisting us with on-site investor relations meetings and with the design, preparation and dissemination of investor relations materials.

                             LEGAL PROCEEDINGS

Neither our company nor any of our affiliates are a party, nor is any of their property subject, to material pending legal proceedings or material proceedings known to be contemplated by governmental authorities.


            DIRECTORS, EXECUTIVE OFFICERS AND SENIOR MANAGEMENT

Management

The following table sets forth the ages of and positions and offices presently held by each Director of the Company. For information about ownership of the Company's Securities by each director, see "BENEFICIAL OWNERSHIP OF PVAXX SECURITIES."

                                Date First
                                Became          Positions and Offices
Name                      Age   Director        With the Company
--------------------      ----  ----------      ---------------------------
Henry Stevens             37    June 26, 2000   President and Director

Bryan Wade                53    June 26, 2000   Vice President, Secretary and
                                                Director

------------------------------------------------------
Please see personal biographies at Item. 7

Personal Biographies and Summary of Experience
----------------------------------------------------------------

HENRY STEVENS, PRESIDENT AND DIRECTOR

From 1979 to 1986, Mr. Stevens was the Agricultural Manager in Bisley, UK. From there, Mr. Stevens was a design consultant in packaging development at Deranged Design from 1987 to 1993. It was here that Mr. Stevens first became involved with PVA polymers. He was Managing Director at Churchill Technology (IOM) Ltd., which is a PVA technology company. He then served as Managing Director of FIP Holdings, Ltd., which is a PVA development company until 1997. In 1998, Mr. Stevens began serving as Managing Director of PVAXX Group. His experience with PVA materials, particularly in young companies, will certainly be a valuable tool in PVAXX's development.

BRYAN WADE, VICE PRESIDENT AND DIRECTOR

Mr. Wade has extensive sales and marketing experience, beginning in 1985, when he served as Director of Multi-National Sales and Marketing at CFS. Mr. Wade held similar positions in Weststar Marketing and SAS marketing Ltd. In early 2000, Mr. Wade joined PVAXX as a Vice President, overseeing all sales and marketing for the company.
BENEFICIAL OWNERSHIP

The following table sets forth the beneficial ownership of our outstanding common stock on July 10, 2000 by (i) each director and executive officer of our company, (ii) all directors and executive officers of our company as a group, and (iii) each shareholder who was known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares:

---------------------------------------------


                                     COMMON STOCK
                           ------------------------------------
Name and address           # of           %of
of beneficial owner        shares         Class                Options
---------------------------------------------------------------------------

Jumik Investments, Inc.    16,613,815     77.900%              -

 Henry Stevens, Majority
 and Controlling Shareholder

Henry Stevens                  20,000     00.009%              -

All Officers and
Directors as a Group       16,633,815     80.00%               -


                                  PREFERRED STOCK
                         ------------------------------------

Jumik Investments, Inc.    10,000,000     100.00%              -

 Henry Stevens, Majority
 and Controlling Shareholder


DIVIDENDS

The Company has never paid dividends with respect to the Common Stock and currently does not have any plans to pay cash dividends in the future. There are no contractual restrictions on the Company's present or future ability to pay dividends. Future dividend policy is subject to the discretion of the Board of Directors and is dependent upon a number of factors, including future earnings, capital requirements and the financial condition of the Company. The Colorado Corporation Code provides that a corporation may not pay dividends if the payment would reduce the remaining net assets of the corporation below the corporation's stated capital plus amounts constituting a liquidation preference to other security holders.

Our management has advised that we may acquire additional shares of our common stock from time to time in the open market at prices prevailing at the time of such purchases.

Our company's key personnel bring a broad range of private and public management, corporate finance and technical skills to the Company.

BOARD OF DIRECTORS

Colorado provides that a corporation's board of directors may be divided into various classes with staggered terms of office. Our directors are elected for a term of three years and until their successors are elected and qualified.

NUMBER OF DIRECTORS

Our board of directors currently consists of two directors. The number of directors on our board may only be changed by a vote of a majority of our directors, subject to the rights of the holders of any outstanding series of our company's preferred stock to elect additional directors.

REMOVAL OF DIRECTORS

Our directors, or the entire board, may be removed for cause by the affirmative vote of the holders of at least 50% of the outstanding shares of common stock entitled to vote in the election of directors, voting as a single class and subject to the rights of the holders of any outstanding series of our company's preferred stock.

FILLING VACANCIES ON THE BOARD OF DIRECTORS

Any newly created directorships in our board of directors, resulting from any increase in the number of authorized directors or any vacancies, may be filled by a majority of the remaining members of such board of directors, even though less than a quorum, or in the case of our company, by a sole remaining director, subject to the rights of holders of any outstanding series of preferred stock. Newly created directorships or decreases in directorships in our board of directors are to be apportioned among the classes of directors so as to make all classes as nearly equal in number as practicable, provided that no decreases in the number of directors in our board of directors may shorten the term of any director then in office.

To the extent reasonably possible, any newly created directorship will be added to the class of directors whose term of office is to expire at the latest date following the creation of that directorship, unless otherwise provided for by resolution of the majority of the directors then in office. Any newly eliminated directorship will be subtracted from the class whose office is to expire at the earliest date following the elimination of the directorship, unless otherwise provided for by resolution of the majority of the directors then in office.

ABILITY TO CALL SPECIAL MEETINGS

Special meetings of our company's stockholders may be called by our board of directors, by affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies, or by the chief executive officer.

ADVANCE NOTICE PROVISIONS FOR STOCKHOLDER NOMINATIONS AND PROPOSALS

Our bylaws allow stockholders to nominate candidates for election to the board of directors at any annual or any special stockholder meeting at which the board of directors has determined that directors will be elected. In addition, the bylaws allow stockholders to propose business to be brought before any annual stockholder meeting. However, nominations and proposals may only be made by a stockholder who has given timely written notice to the Secretary of our company before the annual or special stockholder meeting.

Under our company's bylaws, to be timely, notice of stockholder nominations or proposals to be made at an annual stockholder meeting must be received by the Secretary of our company no less than 60 days nor more than 90 days before the first anniversary of the preceding year's annual stockholder meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary of the preceding year's annual stockholder meeting, notice will also be timely if delivered within 10 days of the date on which public announcement of the meeting was first made by our company.

In addition, if the number of directors to be elected is increased and no public announcement is made by us naming all of the nominees or specifying the size of the increased board of directors at least 70 days before the first anniversary of the preceding year's annual meeting, or, if the date of the annual meeting is more than 30 days before or 60 days after the anniversary of the preceding year's annual meeting, at least 70 days before the annual meeting, a stockholder's notice will be considered timely, with respect to the nominees for any new positions created by the increase, if it is delivered to the Secretary of our company within 10days of the date on which public announcement of the meeting was first made by us.

Under our bylaws, to be timely, notice of a stockholder nomination to be made at a special stockholder meeting must be received no less than 60 days nor more than 90 days before a special meeting at which directors are to be elected or within 10 days of the date on which public announcement of the special meeting was first made by our company.

A stockholder's notice to us must set forth all of the following:

- all information required to be disclosed in solicitations of proxies forelection of directors, or information otherwise required by applicable law, relating to any person that the stockholder proposes to nominate for election or reelection as a director, including that person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected

- a brief description of the business the stockholder proposes to bring before the meeting, the reasons for conducting that business at that meeting and any material interest of the stockholder in the business proposed

- the stockholder's name and address as they appear on our books and the class and number of shares which are beneficially owned by the stockholder

The chairman of our stockholder meeting will have the power to determine whether the nomination or proposal was made by the stockholder in accordance with the advance notice procedures set forth in our bylaws.

If the chairman determines that the nomination or proposal is not in compliance with advance notice procedures, the chairman may declare that the defective proposal or nomination will be disregarded.

DIRECTOR COMPENSATION

The directors of our company, who are all executive officers as well, are not compensated for serving.

LIMITATION OF LIABILITY AND INDEMNIFICATION

Our Articles of Incorporation provide that a director of our company shall not be personally liable to the company or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve gross negligence, intentional misconduct or a knowing violation of law, (iii) for any unlawful distribution as set forth in the

Colorado Model Business Corporation Act of Colorado (the "CMBCA") or (iv) for any transaction from which the director derived an improper personal benefit. These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief is not eliminated.


                           SECURITY OWNERSHIP OF
                 CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our outstanding common stock on July 10, 2000 by (i) each director and executive officer of our company, (ii) all directors and executive officers of our company as a group, and (iii) each shareholder who was known by us to be the beneficial owner of more than five percent (5%) of our outstanding shares:

---------------------------------------------

                                   COMMON STOCK
                         ------------------------------------
Name and address            # of            %of
of beneficial owner         shares          Class           Options
---------------------------------------------------------------------------

Jumik Investments, Inc.     16,613,815      77.900%         -

 Henry Stevens, Majority
 and Controlling Shareholder

Henry Stevens                   20,000      00.009%         -

All Officers and
Directors as a Group        16,633,815      80.00%          -


                                   PREFERRED STOCK
                         ------------------------------------
Jumik Investments, Inc.     10,000,000     100.00%          -
 Henry Stevens, Majority
 and Controlling Shareholder


Our management has advised that we may acquire additional shares of our common stock from time to time in the open market at prices prevailing at the time of such purchases.

Our company's key personnel bring a broad range of private and public management, corporate finance and technical skills to the Company.


                       DESCRIPTION OF CAPITAL STOCK

As of the date hereof, the authorized share capital of our company consists of forty million (40,000,000) common shares of which 21,328,000 common shares are issued and outstanding, and ten million (10,000,000) preferred shares 10,000,000 of which is designated as series A preferred stock of which 10,000,000 series A convertible shares are issued and outstanding.
The following is a summary of the principal attributes of the share capital of our company.

COMMON SHARES

The rights, privileges, restrictions and conditions attached to the common shares are as follows:

VOTING

Holders of our common shares shall be entitled to receive notice of and to attend and vote at all meetings of shareholders of our company, except meetings of holders of another class of shares. Each common share shall entitle the holder thereof to one vote.

DIVIDENDS

Subject to the preferences accorded to holders of series A shares and any other shares of the Company ranking senior to the common shares from time to time with respect to the payment of dividends, holders of common shares shall be entitled to receive, if, as and when declared by the board of directors, such dividends as may be declared thereon by the board of directors from time to time.

LIQUIDATION, DISSOLUTION OR WINDING-UP

In the event of the voluntary or involuntary liquidation, dissolution or winding-up of our company, or any other distribution of its assets among its shareholders for the purpose of winding-up its affairs (such event referred to herein as a "Distribution"), holders of common shares shall be entitled, subject to the preferences accorded to holders of the series A shares and any other shares of the Company ranking senior to the common shares from time to time with respect to payment on a Distribution, to share equally, share for share, in the remaining property of the Company.


PREFERRED SHARES

Our articles of incorporation provide that the board of directors is authorized to provide for the issuance of shares of undesignated preferred stock in one or more series, and to fix the designations, powers, preferences and rights of the shares of each series and any qualifications, limitations or restrictions thereof.

The number of authorized shares of our company undesignated preferred stock may be increased by the affirmative vote of the holders of a majority of our company's common stock, without a vote of the holders of preferred stock, unless their vote is required pursuant to the terms of any preferred stock then outstanding. The number of authorized shares of undesignated preferred stock of our company may be reduced or eliminated by the affirmative vote of the holders of 80% of the outstanding capital stock entitled to vote in the election of directors, voting together as a single class.

ATTRIBUTES

Subject to the filing of Articles of Amendment in accordance with the Act, the board of directors may from time to time fix, before issuance, the designation, rights, privileges, restrictions and conditions attached to each series of preferred shares including, without limiting the generality of the foregoing, the amount, if any, specified as being payable preferentially to such series on a Distribution; the extent, if any, of further participation on a Distribution; voting rights, if any; and dividend rights (including whether such dividends be preferential, cumulative or non-cumulative), if any.

LIQUIDATION

In the event of a Distribution, holders of each series of preferred shares shall be entitled, in priority to holders of common shares and any other shares of our company ranking junior to the preferred shares from time to time with respect to payment on a Distribution, to be paid ratably with holders of each other series of preferred shares the amount, if any, specified as being payable preferentially to the holders of such series on a Distribution.

DIVIDENDS

The holders of each series of preferred shares shall be entitled, in priority to holders of common shares and any other shares of our company ranking junior to the preferred shares from time to time with respect to the payment of dividends, to be paid ratably with holders of each other series of preferred shares, the amount of accumulated dividends, if any, specified as being payable preferentially to the holder of such series.


Our company has never paid any dividends on its common shares and intends to retain its earnings to finance the growth and development of our business and does not expect to pay dividends in the near future. The board of directors of our company will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered relevant.

RESTRICTIONS ON TRANSFER

"Affiliates" of our company under the Securities Act of 1933,  as amended
(the "Securities Act") are persons who generally include individuals or entities that control, are controlled by, or are under common control with the company and may include certain officers and directors of the company as well as principal stockholders of the company. Persons who are affiliates of the company will be permitted to sell their shares of the company only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such exemptions afforded by Section 4(1) or 4(2) of the Securities Act or Rule 144 thereunder.

CERTAIN PROTECTIVE PROVISIONS

GENERAL

The articles and bylaws of our company and the CMBCA contain certain provisions designed to enhance the ability of the board of directors to deal with attempts to acquire control of our company. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the board of directors (including potential takeovers which certain shareholders may deem to be in their best interest) and may adversely effect the price that a potential purchaser would be willing to pay for our stock. These provisions also could discourage or make more difficult a merger, tender offer or proxy contest, even though such transaction may be favorable to the interests of shareholders, and could potentially adversely effect the price of our common stock.

The following briefly summarizes protective provisions contained in the articles, the bylaws and the CMBCA. This summary is necessarily general and is not intended to be a complete description of all the features and consequences of these provisions, and is qualified in its entirety by reference to our articles, bylaws and the provisions of the CMBCA.

Our company has one class of common stock issued and outstanding. Holders of our company's common stock are each entitled to one vote for each share held.


AMENDMENT OF ARTICLES OF INCORPORATION

Under Colorado law, articles of incorporation of a Colorado corporation may be amended by approval of the board of directors of the corporation and the affirmative vote of the holders of a majority of the outstanding shares entitled to vote for the amendment, unless a higher vote is required by the corporation's articles of incorporation.

Our articles of incorporation provides that the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock of our company entitled to vote in the election of directors, voting together as a single class, will be required to reduce or eliminate the number of authorized shares of common stock or preferred stock, or to amend, repeal or adopt any provision inconsistent with the provisions of the articles of incorporation which deal with the following:

     -undesignated preferred stock
     -matters relating to the board of directors, including the number of members, board classification, vacancies and removal
     -the powers and authority expressly conferred upon the board of directors
     -the manner in which stockholder action may be effected
     -amendments to bylaws
     -business combinations with interested stockholders of our company
     -indemnification of officers and directors of our company
     -the personal liability of directors to our company or its stockholders for breaches of fiduciary duty
     -the amendment of our company's articles of incorporation

AMENDMENT OF BYLAWS

Under Colorado law, stockholders entitled to vote have the power to adopt, amend or repeal bylaws. In addition, a corporation may, in its articles of incorporation, confer such power upon the board of directors. The stockholders always have the power to adopt, amend or repeal bylaws, even though the board may also be delegated such power.

Our board of directors is expressly authorized to adopt, amend and repeal the bylaws by an affirmative vote of a majority of the total number of authorized directors at that time, regardless of any vacancies.

Our bylaws may also be adopted, amended and repealed by the affirmative vote of the holders of at least 50% of the outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class.


LIMITATION OF LIABILITY OF DIRECTORS

The CMBCA permits a corporation to include a provision in its articles of incorporation eliminating or limiting the personal liability of a director or officer to the corporation or its stockholders for damages for a breach of the director's fiduciary duty, subject to certain limitations. Our articles of incorporation include such a provision to the maximum extent permitted by law.

While these provisions provide directors with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate that duty. Accordingly, these provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his duty of care.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The CMBCA permits a corporation to indemnify officers and directors for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and with respect to any criminal action, which they had no reasonable cause to believe was unlawful. Our articles of incorporation and bylaws provide that any person who was or is a party or is threatened to be a party to or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a director or officer, or is or was serving at the request of either of us as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, will be indemnified against expenses, including attorney's fees, and held harmless by each of us to the fullest extent permitted by the CMBCA. The indemnification rights conferred by each of us are not exclusive of any other right to which persons seeking indemnification may be entitled under any statute, our articles of incorporation or bylaws, any agreement, vote of stockholders or disinterested directors or otherwise. In addition, each of us is authorized to purchase and maintain insurance on behalf of its directors and officers.

Additionally, each of us may pay expenses incurred by our directors or officers in defending a civil or criminal action, suit or proceeding because that person is a director or officer, in advance of the final disposition of that action, suit or proceeding. However, such payment will be made only if we receive an undertaking by or on behalf of that director or officer to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by us, as authorized by our articles of incorporation and bylaws.


                       REGISTRAR AND TRANSFER AGENT

The registrar and transfer agent is Nadeau & Simmons, P.C., 1250 Turks Head
Building, Providence, Rhode Island 02903 (401) 272-5800.


                  INTEREST OF NAMED EXPERTS AND COUNSEL
                         IN REGISTRATION STATEMENT

No expert named in this prospectus was paid on a contingent basis or had a material interest in our Company or any of its subsidiaries or was connected with our company or any of its subsidiaries as a promoter, underwriter, voting trustee, director, officer or employee.


           DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                      FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that a director shall not be personally liable to any of its shareholders for monetary damages for breach of fiduciary duty as a director, except liability for the following:

     (a) any breach of the director's duty of loyalty to our Company or its shareholders;
     (b) acts or omissions not in good faith or which involve gross negligence intentional misconduct or a knowing violation of law;
     (c)  any unlawful distribution as set forth in the General Corporation
          Law of the State of Colorado; or
     (d) any transaction from which the director derived an improper personal benefit.

These provisions may have the effect in certain circumstances of reducing the likelihood of derivative litigation against directors. While these provisions may eliminate the right to recover monetary damages from directors in various circumstances, rights to seek injunctive or other non-monetary relief are not eliminated.

Our By-laws provide for indemnification of our company's directors to the fullest extent permitted by law. The bylaws also permit our company, through action of the board of directors, to indemnify the officers or employees to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "1933 Act") may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by our company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, our company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


BUSINESS

BUSINESS DESCRIPTION

NATURE OF ACTIVITIES

PVAXX CORPORATION ("PVAXX" or the "Company") was incorporated as a Florida corporation on March 16, 2000. Pvaxx Corporation, is the parent company of the Pvaxx group of companies.

The Pvaxx group consists of Pvaxx Technologies Ltd, which holds the patents and intellectual property. Pvaxx Research & Development Ltd, the company undertaking all ongoing trials and developments. And also does business as Pvaxx Engineering, which manufactures all our pelleting machines and Pvaxx
Pharmaceutical which manufactures and supplies capsule making machinery.
Pvaxx Europe, Ltd is the European sales company of the group.

Pvaxx has just taken possession of a newly built European HQ near
Malmesbury in Wiltshire, which includes 3000sqft sales offices, 2000sqft engineering, 2000sqft development labs, 4000sqft manufacturing areas.

Pvaxx is a completely biodegradable polymer. We believe PVAXX represents a genuine advance in polymer technology. Management feels that Pvaxx will be a major contributor to the reduction in the environmental and ecological impact of plastics. PVAXX offers the potential of practical solutions to worldwide waste disposal problems, as all products manufactured from Pvaxx biodegrade into non-toxic elements when disposed of through water immersion or in landfill.

Pvaxx is a newly formulated polymer, created by a patented process and manufactured from the chemical raw material Polyvinyl Alcohol 'pva' and other food-grade additives, which have been used in consumer markets for over 25 years. Thus its properties, both physical and toxicological, as well as its environmental impact from its bio-degradation on disposal have been studied in depth.

Pvaxx, is a stable, flexible polymer similar to other everyday polymers.
It is available in various grades suitable for most product areas. Pvaxx production consumes a very low level of energy as no external heat is introduced, creating potentially greater environmental advantages.

Pvaxx polymer grades are available from $1,200 per metric tonne. This makes it comparable with PP, PVC, PE, PET etc. PVAXX is far less expensive than other biodegradable polymers currently in the market.

Pvaxx pharmaceutical grades are available from $6,000 per metric ton. The various technologies that make up Pvaxx were either acquired by or developed within Pvaxx Group. Development was undertaken within the Irish
Government Research and Development Department, PERA, Leeds University and


University of North London and within our own facilities both in England and in the Isle of Man. The above have a wide range of experience in the development of laboratory led research and testing of polymers and plastic processes and products. More than a decade of associated research and over five years of laboratory and industrial assessment has gone into the development of Pvaxx.

This includes full industrial, scientific and technical assessment throughout its development.

Pvaxx offers biodegradability at a cost that is competitive when compared with other plastics. Alternative products based on starch additives, fragment, but may not decompose. Those polymers that do biodegrade are generally expensive and can be difficult to process.

Pvaxx process eliminates the problems usually associated pva production;
such as thermal degradation and the need to generate high temperatures. It can be processed using current extrusion lines, blow-moulders and injection moulders etc., without modifications usually required with pva products.

Pvaxx is particularly well-suited to filament and fibre formation, for use in spunbond, non-woven and melt-blowing applications.

Pvaxx can be processed on Pvaxx Pharmaceutical Capsule machines to produce and fill with powder or liquid medicines to make medical capsules or food supplements.

The Pvaxx manufacturing process enables highly accurate compounding and pelleting with consistent quality.

Pvaxx is a competitively priced material thus it can be used in the manufacture of basic and premium products. These include, but are not limited to, the following areas listed together with some consumption examples.

Agricultural Agro-chem sachets, Mulch films, Plant pots Household Bags,
Diapers, Drinking straws, Femcare products, Hangers, Incontinence pads,
Sachets, Six pack rings Industrial Chemical sachets, Disposable clothing,
Expanded foams, Gloves.

Leisure Film canisters, Golf tees, Shotgun cartridges Medical Bedpans,
Bowls, Cotton buds, Hospital curtains, 'One-use' sterile products, capsules.

Pvaxx has test marketed using a UK chemical/polymer distributor, enabling
Pvaxx to refine such things as packaging, grades and pricing before a international launch. The manufacturing division is currently capable of producing up to 10,000 tons per annum of Pvaxx. Pvaxx's management believes the Company has the ability to manufacture further production capacity to increase production by a further 20,000 tons every 14 weeks when required. The raw materials used are all sourced from the major manufacturers such as, Nippon Gohsei, Omya, ECC, Chang Cheung, Unichema ,
Jordan Carbonate, etc.


The selling of Pvaxx via the internet supported by our technical centre provides 24hr access to sales and technical information. Pvaxx has already started to appoint polymer and chemical distribution agents, therefore increasing active promotion of Pvaxx worldwide.

MARKETS

Plastic has become essential to the functioning of modern life around the world. The plastics market has recently been valued at more than $200 billion per year and continues to rise.

Eight percent of US household waste, over 13 million tons per year, is made up of plastics and is consigned to landfill. This is repeated throughout the developed world.

".... studies now confirm only 20 per cent of plastic waste could be recycled.." said Mr. Reg. McCabe director of the Plastics Industries
Association of Ireland......in the light of growing public concern about additional landfill sites..... business called on Government to help out with 136,000 tonnes of plastic packaging waste which are produced each year...

PERA have completed a detailed market study for Pvaxx showing an immediate market of 30 million tonnes in areas where Pvaxx is cheaper or has other attributes that make it immediately superior to current the polymers being used.

MARKETING PLAN

The marketing strategy for Pvaxx is very important and we are not just selling a product by purely following a product marketing Strategy.
Management believes PVAXX offers a solution to policy makers by offering the option of a "green"(or environmentally friendly) polymer such as Pvaxx.

PRESS, PUBLIC RELATIONS AND LOBBYING

Given the range of applications in all kinds of sectors in many parts of the world, Management feels the PR potential for Pvaxx is huge.

PVAXX is beginning to create a multi language media relations program embracing both trade and technical media, together with "heavy" national newspapers and magazines in appropriate sectors, such as food, fashion, pharmaceuticals etc.

Pvaxx also presents the opportunity for a media event in which we could effectively demonstrate the biodegradability of Pvaxx. We can also supply all media and key people we target with a small case of samples that enables them to carry out their own experiment.


In this era of over consumption and plastic use, Management believes policy makers are looking to promote new plastics which are environmentally friendlier than existing plastics and in particular biodegradable.

Environmental attributes such as complete biodegradability are highly sought after by industry and policy makers especially due to plastic related issues such as:

       -    Low environmental rating from cradle to grave
       -    Endocrine mimicry
       - Waste and packaging problems including landfill over capacity, incineration and dioxin issue, take back requirements, recycling requirements, agricultural leaching etc.

       Due to new research on phthalates and similar plastics which can cause endocrine mimicry, policy makers are looking at substitutes for such plastics to justify a ban.

       In addition governments are also looking to find solutions to the mountains of plastic waste accumulating in their landfills and to the toxicity problems of plastic residue in soil, groundwater or via leaching directly into foodstuffs. Not to mention dioxin emissions when plastics are burned. These issues have led to interim solutions such as recycling, take back policies etc.. but policy makers believe that the ultimate solution remains the complete biodegradability of plastics.

       In order to properly "inform" policy makers of the existence and benefits of Pvaxx, Management intends to employ a two tiered approach:

       First, all relevant actors at the Senior Government level must be personally informed of the environmental attributes of Pvaxx. This informing process is a delicate balancing act based on knowledge of institutional and political interplay.

       As the debate on plastic products and waste develops Pvaxx must be seen as a pro-active industry producing a new green product.

       If the company has won the hearts of officials through sound R&D and environmental proof, new legislation in its favor will most likely be forthcoming, as long as the "informing" process has been conducted in a professional/diplomatic manner.

       Second, local and state governments and local authorities must also be approached.


Of course throughout the entire "informing process" new elements or developments must be integrated into the strategy and used to influence each actor. In addition, we hope to forge alliances with parties also interested in changing national legislation to benefit cleaner plastics.
These parties could be industry federations or representatives as well as respected non-governmental organizations.

INTERACTIVE WEBSITE

A "live" website, initially in 5 languages with an active inquiry office and updateable news section is at the heart of the marketing.

PROFILE DOCUMENT

We have produced a publication about Pvaxx and the environment. It too is reflective of the website; but is presented specifically for serious people who influence the purchase of plastics.

ADVERTISING

Here we have an opportunity to gain exposure both to people who buy and people who influence. The media coverage of the Company will provide useful additional advertising for the product and vise versa. We intend to place announcements of the share exchange in the FT, the Wall Street Journal, Paris Match etc. together with product advertisements in magazines in sectors such as food and drink, pharmaceuticals, etc.

EXPENDITURE

We have budgeted about $160,000 with a possible growth from earnings to $800,000. The former will give us good exposure, the second would enable us to put Pvaxx forward as a highly visible global brand.

ENVIRONMENTAL ISSUES

Plastics have considerable utility but also result in significant amounts of waste - both during manufacture and following their use as products.

Unfortunately this waste has a highly visible profile which, combined with its indefinite lifespan, does not allow the problem to fade from either the public or the legislators minds.

As environmental issues become increasingly voiced, the use and disposal of 'traditional' plastic materials which currently are non biodegradable, are becoming a cause for concern. Public opinion, i.e. regarding the threat to the environment, has caused the European Union (EU) to outline quality standards for products, production standards and pollution levels which will enable countries within the EU to tighten their legislation.


DISPOSAL AND POLLUTION
BIODEGRADATION OF PVA

PVA biodegrades with the aid of micro-organisms commonly found in waste water. Due to the extensive usage of PVAs in a variety of industries, a considerable number of studies have been under taken confirming that Polyvinyl alcohol is biodegradable under both aerobic conditions (sewage treatment with air) and anaerobic conditions (precipitation onto unstirred sludge).

1.   Aerobic Conditions

Activated sludge, mineral nutrients and the test material as the sole carbon source in an aqueous solution are placed together in a 4 litre glass vessel equipped with an agitator and aerated at 22C under diffuse illumination for up to28 days. The degradation process is monitored by determination of the dissolved organic carbon content (DOC) level in filtered samples of the mix. The reduction in DOC is plotted against time.
A loss of greater than 70% of DOC is considered as evidence of ultimate biodegradability. In general it is found that the rate of DOC loss will depend on whether the sewage sludge has adapted to the compound under consideration. It is seen that the PVA is degraded virtually completely in about 14 days with the non-adapted sludge and in about 5-6 days for the adapted sludge.

2.   Anaerobic Conditions

The method used was one developed by the Water Research Association and subsequently published by the UK Standing Committee of Analysts

The principle of the method is that under anaerobic conditions a chemical may be broken down through certain types of bacteria to give methane and carbon dioxide. Determining the difference in total gas produced (CH4 + C02) by anaerobic digesting sludge alone (blank) and by the sludge supplemented with the test chemical gives an assessment of biodegradability.

The test chemical is incubated with digesting sludge in bottles sealed with septa through which a determination of pressure increase can be measured which in turn can be converted to the quantity of gas produced. This is compared to the total theoretical gas production to give a percentage degradation figure. Using a non adapted sewage sludge it is seen that degradation is not so rapid as that found under aerobic conditions but again it is expected that an adapted sludge would cause faster degradation

BIODEGRADATION, ORGANISMS AND EFFLUENT DISPOSAL OF POLYVINYL ALCOHOL

The biodegradability of polyvinyl alcohol has been principally studied in relation to the use of the polymer in textile manufacturing and finishing processes. The polymer has a negligible biological oxygen demand (BOD) for periods up to 30 days when exposed to non-acclimated domestic sludge micro-organisms. In these conditions, the polyvinyl alcohol present in an affluent does not inhibit the metabolism of existing activated sludge micro-organisms. Activated sludge micro-organisms can be acclimated to polyvinyl alcohol under the conditions of conventional waste water treatment processes. Studies of the long-term biodegradability of polyvinyl alcohol and other textile chemicals compared 30 day BOD results with the COD of samples, and indicated that activated sludge treatment removed 94 of polyvinyl alcohol: long-term aeration is recommended for biological treatment.

Controlled experimentation with polyvinyl alcohol indicate that the polymer may be completely degraded.

A range of organisms able to degrade and assimilate polyvinyl alcohol completely has been identified and studied in detail. The polymer is attacked by Pseudomonas 0-3 (isolated from soil by growing cultures on nutrient agar for 12 days at 27C) which produces and secretes a polyvinyl alcohol-degrading enzyme into the medium. Isolation and purification of this enzyme indicated that it was an oxidase, since it degraded polyvinyl alcohol oxidatively, producing hydrogen peroxide, with degradation products including terminal carboxyl groups and methyl ketones.

The degradation of polyvinyl alcohol therefore consists of two types of reaction:- oxidation of hydroxyl groups and cleavage of C-C linkages, with production of hydrogen peroxide in addition.

In more recent studies, mixed continuous cultures of polyvinyl alcohol-utilizing symbionts have been developed. These are stable mixed cultures of Pseudomonas VM15C and Pseudomonas putida VMl5A. The former produced a polyvinyl alcohol-degrading enzyme and the latter produced an essential growth factor for polyvinyl alcohol utilization by strain VMl5C.
The predominant metabolzing strain was VM15C, with the growth supporter
VMl5A as a minor component. The growth-limiting substrate for strain VMl5C in the mixed continuous culture is the growth culture produced by strain VMl5A.

A micro-organism for polyvinyl alcohol degradation similar to Pseudomonas vesicularis has been isolated, which requires thiamin as a growth factor with glucose present, and also requires three amino acids (tyrosine or phenylalanine, isoleucine, and cystine) and has been named P. vesicularis var. povalolyticus PH. Another organism believed to be a different variety of P. vesicularis, able to grow on polyvinyl alcohol medium without additional nutrient, has been isolated.

CONCLUSION

Polyvinyl alcohol can be bio-degraded under both aerobic and anaerobic conditions. Degradation is faster with adapted sewage sludges and probably faster under aerobic rather than anaerobic conditions.


Other than biodegradation there are currently three methods by which the visual impact of plastic pollution can be reduced. The problem common to each alternative is the vast amount of time and energy required to separate, collect, transport and segregate astronomical numbers of pieces of waste.

INCINERATION

Apart from requiring considerable amounts of energy, incineration will also produce vast quantities of gases, contributing to the 'greenhouse effect', with all its publicly negative aspects. PVC, one of the commonest pollutants, when combusted produces hydrogen chloride, requiring expensive materials in the construction of incinerators along with downstream acid gas scrubbing equipment. Overall incineration is expensive and creates further pollution.

LAND FILL

Land fill sites are expensive in terms of construction and management and tie up valuable land for indefinite periods. They are filling up and closing at a high rate so reducing the number of available sites.

RECYCLING

This requires the physical separation on each waste site of all plastic from non plastic material. This then has to be followed by the attempted sorting and segregation of different types of plastic from each other, without the benefit of chemical analysis. Next the waste is transported to the recycling site for treating and re-analyzing before re-inclusion into a manufacturing process.

A daunting time consuming and expensive task, which is open to accidental miss-sorting and subsequent abortive processing. To quote the British
Plastics Federation Statistics Handbook:-"the problem for industry is that reprocess feedstocks are often of inconsistent quality and there remain concerns about incorporating reclaimed material into food or technical applications."

The problem is not confined to Western Europe. In the USA, where household waste stands at 190 million tons per annum, thirteen million of this represents plastic products which are delivered to landfill. Because of such pollution issues Japan now exports its waste and countries like
Canada, Australia and France are in a similar position.

TOXICOLOGY APPRAISAL

Extensive work has been done testing PVA and derivatives for toxic properties. Work has also been done to evaluate the tolerability of both skin and mucous membranes; from which the conclusion was that no untoward effects were revealed in animal tests. The following conclusions have been reached by evaluation of test results:

<PGE>  51

_ PVA is virtually non-toxic in acute tests (LD50 for rats after oral administration). Also 90 day feeding tests on rats with selected film grades did not reveal any harmful effect in relation to behaviour, body weight development, or food acceptance by them, even in the case of the largest amounts administered (5% in the food). No harmful effects or changes were observed in haematological, clinico-chemical or urine examinations or in the microscopic evaluation and histological examination of the internal organs.

_ Tests with dilute solutions have revealed that sensitive fish suffer no ill-effects even in water with concentration of 500 mg film per litre.

_ PVA is not a skin irritant as determined in the Patch Test in accordance with the FDA (Food and Drug Administration) specifications current at the time of the experiment.

_ PVA does not irritate the mucous membrane in the eye (irritation test in accordance with FDA specification).

_ PVA has no toxic effect due to absorption following repeated application to the skin. The material has also been certified for use in cosmetics.

_ Standard precautions should be taken to avoid inhalation of any dust formed during processing, for general reasons of industrial hygiene, by use of a dust mask.

_ PVA can be employed in the manufacture of consumer goods as defined in paragraph 5 of the German Federal Foodstuffs and Consumer Goods Law of August 15, 1974 in accordance with various recommendations of the Plastics Committee of the German Federal Ministry of Health. Thus, in accordance with Recommendation XXXVI, "Paper cartons and cardboard for foodstuffs packaging", PVA can be employed as a surface decoration and coating material. The FDA allows its use as adhesives and as a resin for coatings for food packaging.

OTHER DEGRADABLE POLYMERS

Many plastics are now being marketed, at least partially, on their environmental merits. This may be for very different reasons e.g. The following list of some degradable polymers manufacturers and is divided into: Synthetic polymers, Starch-based polymers, Biopolymers and Biocompostibles;

       Synthetic Polymers
       Carbonnages de France - have developed a polyurethane material used for mortuary shrouds.

       Union Carbide - have developed Caprolactone polyester for tree seedling containers.


       Starch-based Polymers
       Warner-Lambert, USA. - 'Novon' product claimed to be suitable as a replacement for PS and PE in disposable product applications e.g.
       injection moulding of pharmaceutical capsules.

       Biopolymers
       (Plastic materials produced by micro-organisms)
       Monsanto, England - 'Biopol' (predominately polyhydroybutyrate) - promoted as 'Nature's Plastic'. Basically a thermoplastic linear polyester used for bottles and mouldings. This relatively stiff material produced by biological fermentation of sugars to produce carbohydrates from which 'Biopol' is manufactured. Fully biodegradable.

       Biocompostibles
       (standard plastics with a starch additive)

       There are many companies in this category, but as only the starch additive biodegrades and the starch loaded derivatives do not fully biodegrade, they leave small particles of undegraded polyethylene, or other polymer and cause ecological dangers which have been under investigation.

EXISTING LEGISLATION

Generally speaking, governments have been wary of legislating against particular plastics as this would lead to distortions in the market. The following list is a sample of legislation and is not necessarily up to date.

EC Legislation Community Waste Management Strategy suggests a five point strategy for dealing with waste (not only plastics);

1)     prevention;
2)     recycling and re-use;
3)     optimisation of final disposal;
4)     regulation of transport;
5)     remedial action.

Waste Framework Directive (75/442), amended, requires member States to establish waste authorities and encourage waste prevention, recycling and processing. The definitions of waste and disposal were tightened up under the amendment.


Denmark

Statutory Order 397 states that beer and soft drinks may only be sold in refillable packaging, ruling out PET and PVC bottles. There is a tax on all landfill or incinerated waste in order to encourage waste minimisation and recycling.

France

Established a number of voluntary agreements between industry and government to set targets for recycling plastics.

Germany

Waste Avoidance and Management Act increasingly requires manufacturers to be responsible for the waste they produce.

Italy

Legislation on the control of non-degradable products. Required all packaging materials to be biodegradable and banned plastic bags - other than for waste collection. Law was revised following industry pressure to require 'fast biodegradability or easy recovery for recycling'. An ecology tax of 100 lire per plastic bag which was less than 90% degradable. This was supported by the European Court of Justice.

USA

Many states have laws requiring that 'six pack' rings and fast food packaging should be manufactured from degradable materials and banning non degradable garbage sacks from landfill.

GENERAL

Eco-taxes are on the horizon and may be expected to be used to reflect the environmental costs of products. The UK government, is seriously examining the use of economic instruments to bring about environmental improvements.

COMPETITION

The biodegradable plastics industry in which the Company operates is highly competitive. Some of the company's principal competitors in certain business lines are substantially larger and better capitalized than the Company. Because of these resources, these companies may be better able than the Company to obtain new customers and to pursue new business opportunities or to survive periods of industry consolidation.


LEGAL PROCEEDINGS

The Company has no outstanding litigation and is not aware of any threatened litigation. The Company is expected to be involved from time to time in various claims, actions and lawsuits incidental to its business.
The Company believes the ultimate liability there under, if any, will not have a material affect on the financial condition of the Company.


                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                              March 31, 2000
                    =====================================
                       SIX MONTHS ENDING MARCH 31, 2000
                    =====================================

Except for historical information, the discussion in this Form SB-2 contains forward-looking statements that involve risks and uncertainties.
These statements may refer to the Company's future plans, objectives, expectations and intentions. These statements may be identified by the use of words such as "expect", "anticipate", "believe", "intend", "plan" and similar expressions.

The Company's actual results could differ materially from those anticipated in such forward-looking statements. Factors that could contribute to these differences include, but are not limited to, the risks discussed in the section titled "Market Risks and other Business Factors" later in this Form
SB-2.

NEW ACCOUNTING PRONOUNCEMENTS

Statement of Financial Accounting Standards No. 121, "Accounting for the
Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") issued by the FASB, is effective for financial statements for fiscal years beginning after December 15, 1995.The standard establishes new guidelines regarding when impairment losses on long-lived assets, which include plant and equipment, certain identifiable intangible assets, and goodwill, should be recognized and how impairment losses should be measured. The Company does not expect adoption to have a material effect on its financial position or results of operations. Statement of Financial
Accounting Standards No. 123, "Accounting for Stock-Based Compensation"
("SFAS 123") issued by the FASB, is effective for specific transactions entered into after December 15, 1995. The disclosure requirements of SFAS
123 are effective for financial statements for fiscal years beginning no later than December 15, 1995. The new standard established a fair value method of accounting for stock-based compensation plans and for transactions in which an entity acquires goods or services from non-employees in exchange for equity instruments. The Company does not expect adoption to have a material effect on its financial position or results of operations.


COMPLETION OF THE SHARE EXCHANGE

A Plan and Agreement of Share Exchange was executed on May 19, by and among OAK BROOK, PVAXX, Mark T. Thatcher and Gerard M. Werner, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transaction contemplated therein. OAK BROOK is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 17 West Cheyenne Mountain Blvd.,
Colorado Springs, Colorado 80906, its principal executive office at 1250
Turks Head Building, and its phone number is (401) 272-5800; PVAXX is a corporation duly organized and validly existing under the laws of the state of Florida, with its registered office located in the city of Ft. Myers, State of Florida, its principal executive office at 12730 New Brittany
Boulevard, Ft. Myers, FL 33907, and its phone number is (941)274-9355; and Mark T. Thatcher is the Chairman and Secretary and Gerard M. Werner is the
President and a Director of OAK BROOK.

The respective boards of directors of OAK BROOK and PVAXX deemed it desirable and in the best interests of their respective corporations, for OAK BROOK to acquire the outstanding capital stock of PVAXX in exchange for the issuance of shares of the common and preferred stock of OAK BROOK and proposed, declared advisable and approved such share exchange (the "PVAXX
EXCHANGE") pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors and a vote by the shareholders of OAK BROOK and PVAXX.

AMENDMENT TO ARTICLES OF INCORPORATION

The Board of Directors and shareholders have unanimously approved for the restatement and amendment of the Company's Articles of Incorporation in order to change the Company's name to "PVAXX CORPORATION".

Approval of the restatement and amendment will not result in any other material amendment or change to the Company's Articles of Incorporation.
The restatement and amendment is required to effect the Company's acquisition of PVAXX.

APPROVAL OF PLAN OF SHARE EXCHANGE

The Board of Directors and shareholders have unanimously approved a Plan and Agreement of Share Exchange (the "Exchange"), whereby OAK BROOK acquired all of the issued and outstanding capital stock of PVAXX in exchange for 20,000,000 shares of the Common stock of OAK BROOK and 10,000,000 shares of the Preferred Stock of OAK BROOK.


MARKET RISKS AND OTHER BUSINESS FACTORS

In passing the Private Securities Litigation Reform Act of 1995 (the
AReform Act@), Congress encouraged public companies to make "forward looking statements" by creating a safe harbor to protect companies from securities law liability in connection with forward looking statements. We intend to qualify both our written and oral forward looking statements for protection under the Reform Act and any other similar safe harbor provisions.

Generally, forward looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected.

Due to those uncertainties and risks, the investment community is urged not to place undue reliance on our written or oral forward looking statements.
We undertake no obligation to update or revise our for forward looking statements to reflect future developments. In addition, we undertake no obligation to update or revise forward looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

PLAN OF OPERATION

PVAXX does not currently have any external sources of working capital.
PVAXX's Management has not entered into any commitments for significant capital expenditures. Furthermore, there are no plans to hire additional employees unless Management is successful in securing a substantial capital infusion. On May 19, 2000 PVAXX entered into an Agreement to effectively become a wholly-owned subsidiary of OAK BROOK. This transaction will be structured as a share exchange whereby the existing shareholders of PVAXX will obtain control of OAK BROOK. Upon completion of this transaction, there can be no assurance that the combined companies will have sufficient funds to undertake any significant development, marketing and manufacturing activities. Accordingly, the combined companies will be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which the combined companies might be required to issue a substantial equity position. There is no assurance that the combined companies will be able to obtain additional financing on terms acceptable to the combined companies. If Management is successful in obtaining additional funding, these funds will be used primarily to provide working capital needed for repayment of outstanding notes payable, software development, sales and marketing expense and to finance research, development and advancement of intellectual property concerns.


LIQUIDITY AND CAPITAL RESOURCES

The Company remains in the development stage and, since inception, has experienced no significant change in liquidity or capital resources or stockholder's equity. The Company's balance sheet as of March 31, 2000, reflects a current asset value of $0.00, and a total asset value of $0.00 in the form of cash and capitalized organizational costs.

The Company is considering the sale of equity in connection with a secondary offering later in 2000. The Company does not have any underwriting commitments for such sale of equity. There can be no assurance that any such sale will close by such date or at all or that the Company will continue to consider such an offering.

EVOLVING INDUSTRY STANDARDS; RAPID TECHNOLOGICAL CHANGES

The Company's success in its business will depend in part upon its continued ability to enhance its existing products and services, to introduce new products and services quickly and cost effectively to meet evolving customer needs, to achieve market acceptance for new product and service offerings and to respond to emerging industry standards and other technological changes. There can be no assurance that the Company will be able to respond effectively to technological changes or new industry standards. Moreover, there can be no assurance that competitors of the Company will not develop competitive products, or that any such competitive products will not have an adverse effect upon the Company's operating results.

Moreover, management intends to continue to implement "best practices" and other established process improvements in its operations going forward.
There can be no assurance that the Company will be successful in refining, enhancing and developing its operating strategies and systems going forward, that the costs associated with refining, enhancing and developing such strategies and systems will not increase significantly in future periods or that the Company's existing software and technology will not become obsolete as a result of ongoing technological developments in the marketplace.

VOLATILITY OF STOCK PRICE

The Company believes factors such as the Company's liquidity and financial resources, quarter to quarter and year to year variations in financial results could cause the market price of the Company's common stock to fluctuate substantially. Any adverse announcement with respect to such matters or any shortfall in revenue or earnings from levels expected by management could have an immediate and material adverse effect on the trading price of the Company's common stock in any given period. As a result, the market for the Company's common stock may experience material adverse price and volume fluctuations and an investment in the Company's common stock is not suitable for any investor who is unwilling to assume the risk associated with any such price and volume fluctuations.


The Company is considering the sale of equity in connection with a secondary offering prior to the end of 2000. The Company has not received any commitment for such an offering, and no assurance can be provided that the Company will receive any such commitment, or that any such offering, if undertaken, will be successful.

SUFFICIENCY OF CASH FLOWS

The Company believes that current cash balances and any cash generated from operations and from available debt or equity financing will be sufficient to meet its cash needs for working capital and capital expenditures for at least the next twelve months. Thereafter, if cash generated from operations is insufficient to satisfy the Company's liquidity requirements, management may seek to sell additional equity or obtain credit facilities.
The sale of additional equity could result in additional dilution to the Company's shareholders. A portion of the Company's cash may be used to acquire or invest in complementary businesses or products or to obtain the right to use complementary technologies. From time to time, in the ordinary course of business, the Company evaluates potential acquisitions of such businesses, products or technologies.

RESULTS OF OPERATIONS

During the period from May 16, 2000 (inception) through May 15, 2000, the
Company has engaged in no significant operations other than organizational activities, acquisition of capital and preparation for reporting as a registrant under Section 12 of the Securities Exchange Act of 1934, as amended. No revenues were received by the Company during this period.

INCOME TAXES

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"
("SFAS 109") issued by the Financial Accounting Standards Board ("FASB"), under which deferred tax assets and liabilities are provided on differences between the carrying amounts for financial reporting and the tax basis of assets and liabilities for income tax purposes using the enacted tax rates.
Under SFAS 109, deferred tax assets may be recognized for temporary differences that will result in deductible amounts in future periods. A valuation allowance is recognized, if on the weight of available evidence, it is more likely than not that some portion or the entire deferred tax asset will not be realized.

FEDERAL INCOME TAX ASPECTS OF INVESTMENT IN THE COMPANY

The discussion contained herein has been prepared by the Company and is based on existing law as contained in the Code, amended United States
Treasury Regulations ("Treasury Regulations"), administrative rulings and court decisions as of the date of this Registration Statement. No assurance can be given that future legislative enactments, administrative rulings or court decisions will not modify the legal basis for statements contained in this discussion. Any such development may be applied retroactively to transactions completed prior to the date thereof, and could contain provisions having an adverse affect upon the Company and the holders of the Common Stock. In addition, several of the issues dealt with in this summary are the subjects of proposed and temporary Treasury Regulations. No assurance can be given that these regulations will be finally adopted in their present form.


                          DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 12730 New Brittany Boulevard, Ft.
Myers, Florida 33907, (941) 274-9355.  Our transfer agent is Nadeau &
Simmons, P.C., 1250 Turks Head Building, Providence, Rhode Island 02903
(401) 272-5800.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than their employment agreements with the Company (refer to "Management-Employment Contracts" above), no material transactions involving the directors, senior officers or principal holders of the Company's securities have occurred since the Company was incorporated except for several loans previously made to the Company by the Company's principals.


                          EXECUTIVE COMPENSATION

The following executive compensation was paid for the period ended March
31, 2000, to our company's directors, officers or affiliates or other persons who were executive officers of the company as at March 31, 2000.



                          Long Term Compensation
                    -----------------------------------

               Annual Compensation

                                 Compensation Awards
                                 ------------------------------------------
------------------- ------------ ----------------- ------------- ----------
                                              Securities
Name and             Principal Other Annual   Underlying    All Other
Position             Salary    Compensation   Options/(1)/  Compensation
                     ($)       ($)            (#)           ($)
------------         --------  ------------   ------------- -------------

Henry Stevens        N/A

12730
New Brittany Blvd.
Ft. Myers, Florida
33907
President and
Director

Bryan Wade           N/A

12799
New Brittany Blvd.
Ft. Myers, Florida
33907
Vice President and
Secretary

____________________________

DIRECTOR COMPENSATION

Our company does not reimburse directors for expenses incurred, if any, in attending meetings of the board of directors and does not pay director fees to directors for their service on the board.

STOCK OPTION PLAN

Our company maintains a stock option plan (the "Stock Option Plan") designed to provide incentives to directors, executive officers and employees of our company or its subsidiaries and companies wholly owned by these individuals in order to permit those persons to participate in the growth and success of our company.

Under the terms of our Stock Option Plan, our company is authorized to set aside as options a maximum of 2,000,000 of the common shares outstanding from time to time, for the benefit of directors, officers and full time employees of our company or its subsidiaries and companies wholly owned by these individuals. The Stock Option Plan does not permit any one individual to hold as options more than 5% of the common shares outstanding from time to time.

Any options so granted will be exercisable at the exercise price and for such period of time as may be determined by the board of directors and approved pursuant to the requirements of the applicable stock exchange, or if our securities are not listed on a stock exchange, then in accordance with the conditions established by the board of directors.

Any stock options will be non-transferable and terminate on the earlier of the expiration date or the 30th day following the day on which the director, officer or employee, as the case may be, ceases to be either a director, officer or employee of our company or any of its subsidiaries.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS AND PROMOTERS

No director, senior officer, promoter or other member of management or their respective associates or affiliates have been indebted to our company at any time during the period ended March 31, 2000 or since that date.

                             PVAXX CORPORATION

                           FINANCIAL STATEMENTS


                     PVAXX CORPORATION & SUBSIDIARIES
                       (DEVELOPMENT STAGE COMPANIES)
                           FINANCIAL STATEMENTS
                              March 31, 2000


The following financial statements include a balance sheet as of March 31, 2000, and a statement of operations and deficit accumulated during development stage, a statement of changes in stockholders' equity and a statement of cash flows for the period from March 31, 1999 (inception) through March 31, 2000.



                     PVAXX CORPORATION & SUBSIDIARIES



          Index to Financial Statements                            1
          Report of Independent Auditor                            2
          Balance Sheet (EXHIBIT 1)                                3
          Statement of Operations & Deficit Accumulated
          During Development Stage (EXHIBIT 2)                     4
          Statement of Changes in Stockholders' Equity (EXHIBIT 3) 5
          Statement of Cash Flows (EXHIBIT 4)                      6
          Notes to Financial Statements                            7

                              August 4, 2000



Shareholders and Board of Directors
PVAXX CORPORATION
Fort Myers, Florida


                       REPORT OF INDEPENDENT AUDITOR

We have audited the accompanying balance sheet of PVAXX Corporation & Subsidiaries (development stage companies) as of March 31, 2000, and the related statements of operations and deficit accumulated during development stage, changes in stockholders' equity, and cash flows for the period from March 31, 1999 (inception of the first subsidiary to be formed) through March 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PVAXX Corporation & Subsidiaries as of March 31, 2000, the results of development stage activities, and its cash flows for the period ended March 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the company will develop into a going concern. As discussed in Note #1 to the financial statements, the Company and all of its subsidiaries are in a development stage, and have yet to realize any revenue. The question of substantial doubt about the company's ability to achieve going concern status and management's plan in regard to these matters are discussed in Note # 10 The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                $        0
     Restricted cash and cash equivalents (Note 6)               299,970
     Other receivable                                              6,666
     VAT tax refund receivable                                     1,303
     Property and equipment, net of accumulated depreciation      11,710
               Total current assets                           $  319,649
 OTHER ASSETS:
     Patent rights (Note 1)                                   $   68,018
     Goodwill, net of accumulated amortization                   233,764
            Total other assets                                   301,782

            Total assets                                      $  621,431

 LIABILITIES AND EQUITY

CURRENT LIABILITIES:
     Accounts Payable                                         $        0
     Current portion of long-term liabilties                       2,542
     Other accrued liabilities                                    16,837
          Total current liabilities                           $   19,379
LONG TERM LIABILITIES:
     Notes payable                                            $    5,691
     Notes payable to related parties                            456,542
     Loans payable to Officers/Directors                          49,133
          Total long term liabilities                         $  511,366

          Total liabilities                                   $  530,745

 EQUITY: (Exhibit 3)
     Common stock - par value $.01;
     40,000,000 shares authorized
     20,000,000 shares issued, of which
     42,832 are being held as treasury stock                  $  200,000
     Paid in Capital
     Preferred stock - par value $.01;
     10,000,000 shares authorized,
     issued and outstanding                                      100,000
     Treasury stock                                             (149,906)
     Retained earnings                                           (59,408)

          Total equity                                            90,686

          Total liabilities and equity                        $  621,431

                    STATEMENT OF OPERATIONS AND DEFICIT
                   ACCUMULATED DURING DEVELOPMENT STAGE
            From March 31,1999 (Inception) thru March 31, 2000



REVENUE                                                       $        0


COST OF REVENUE
     Direct costs                                                      0

          Gross profit                                        $        0

OPERATING EXPENSES
     Development costs                                        $   17,638
     Finance costs                                                11,536
     Administrative costs                                         30,234

          Total operating expenses                                59,408

          Operating income (loss)                             $  (59,408)

OTHER INCOME AND (EXPENSES)                                            0

Net Operating Income (Loss)                                   $  (59,408)

INCOME TAXES                                                           0

Net Income (Loss) after Income Tax                            $  (59,408)


PER SHARE INFORMATION
    Weighted average number of
    common shares outstanding                                 19,957,168

Profit (loss) per share                                       $       (0)

     Fully diluted shares                                     29,957,168

          Profit (loss) per fully diluted share               $       (0)

                STATEMENT OF CHANGES IN STOCKHOLDERS EQUITY
            From March 31, 1999 (Inception) thru March 31, 2000

               Shares      Issued
               Common      Pref.      Common   Pref.   Treas.       Paid-in   Retained
               Stock       Stock      Stock    Stock   Stock        Capital   Earnings   Equity

Equity at
Inception                                                                                $      0
Acquisition of
subsidiary
corporations                                                                                    0
 Issuance of
 common stock  20,000,000             $200,000                                            200,000
 Issuance of
 preferred
 stock         10,000,000                      $100,000                                   100,000
Repurchase of
common stock
for resale        (42,832)                              $(149,906)                       (149,906)
                                                                                                0
Net loss for
the period              0          0         0        0         0          0 $(59,408)    (59,408)

Total          19,957,168 10,000,000  $200,000 $100,000 $(149,906)        $0 $(59,408)    $90,686
(Exhibit 1)


                         STATEMENT OF CASH FLOWS
            From March 31, 1999 (Inception) thru March 31, 2000

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net Loss                                                        $  (59,408)
     Adjustments to reconcile net loss to net cash
        provided by (used in) operating activities:
          Depreciation                                    $    1,065
          (Increase) in VAT tax refund receivable             (1,303)
          Increase in accrued liabilities                     15,054
          Increase in loans to Officers/Directors             49,133     63,949
     Net cash provided by (used in) operating activities             $    4,541

CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase/investment of intangible patent                      0
     Purchase of equipment and improvements                  (12,775)
          Net cash provided by (used in) investing activities        $  (12,775)

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from notes & loans payable                  $    8,783
     Repayments of notes & loans payable                        (549)
     Proceeds from issuance of common stock                        0
     Proceeds from issuance of preferred stock                     0
          Net cash provided by (used in) financing activities             8,234

Increase in Cash and Cash Equivalents                                         0

Cash at beginning of period                                                   0

Cash at end of period                                                 $       0

                     PVAXX CORPORATION & SUBSIDIARIES

                       NOTES TO FINANCIAL STATEMENTS
                           AS OF MARCH 31, 2000


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF DEVELOPMENT STAGE ACTIVITIES
PVAXX Corporation, is a 'start-up' entity formed in Florida in March, 2000. With its primary office in Fort Myers, Florida and an office located in Kemble, England, the residence of the majority shareholder, the only activities to date have been organizational activities.

The Company acquired certain business assets from the PVAXX Business Group for the issuance of 10,000,000 shares of Preferred stock and 20,000,000 shares of Common stock, each with a par value of $ .01. The PVAXX Business Group was owned and controlled by the Company's President and Chairman of the Board of Directors, Henry Stevens, and consisted of two development stage United Kingdom corporations; Jumik Technologies, Ltd., which was incorporated on March 31, 1999 and changed its name on March 22, 2000 to PVAXX Technologies, Ltd., and PVAXX Research and Development Centre Ltd., (changed on May 22, 2000 to PVAXX Research & Development, Ltd.) incorporated on October 18, 1999. The Company (PVAXX Corporation) subsequently formed another subsidiary corporation, PVAXX Europe, Ltd. on March 31, 2000, which is also in the development stage.

The primary business of the Company is the development of a biodegradable polymer, which because of its lack of undesirable environmental affects, is deemed to be useful in a variety of commercial, industrial and consumer applications. The role of each of the subsidiary companies is as follows:
   a) PVAXX Technologies, Ltd. is the holder of the rights to patents published under international Publication Numbers WO 98/26911 on June 25, 1998 and WO 00/12615 on March 9, 2000,

   b) PVAXX Research and Development Ltd. performs research into product improvements and applications. Doing business as PVAXX Engineering, it produces machines for pelletizing the product for sale to converters, and as PVAXX Pharmaceuticals it manufactures and sells capsule making machinery.

   c) PVAXX Europe Ltd. is intended to market and sell the products in Europe.

                        Principles of Consolidation

The consolidated financial statements include the accounts of PVAXX Corporation (parent corporation), and its 100% owned subsidiary corporations (PVAXX Technologies, Ltd., PVAXX Research & Development, Ltd. and
PVAXX Europe, Ltd.). After conversion of UK currency to US dollars, all significant inter-company accounts and transactions have been eliminated

USE OF ESTIMATES
The process of preparing financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reporting of amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

CASH AND CASH EQUIVALENTS
Highly liquid assets with a maturity date of three (3) months or less from the date of acquisition are treated as cash or cash equivalents.

PROPERTY AND EQUIPMENT
Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line and accelerated methods over estimated useful lives of the property.

The amortization of leasehold improvements will be based on the shorter of the lease term or the life of the improvement. Betterments and large renewals which would extend the life of an asset will be capitalized whereas maintenance and repairs and small renewals will be expensed as incurred.

                                Intangibles

Intangible assets such as patents on other intellectual property are recorded at cost if it is determinable at the date of acquisition. Such intangible assets will be amortized over estimated useful lives based on the nature of the item.

Intangibles representing acquisition costs in excess of the fair value of net tangible assets of businesses purchased consist primarily of the value of intellectual property above its cost and of ongoing client relationships and goodwill. The value of these assets may be established by management through supporting information such as concurrent sales of stock to unrelated parties at prices consistent with the recognition of such valuation. These assets are being amortized over periods ranging from three to thirty years on a straight-line basis. Intangibles are evaluated for impairment when events or changes in circumstances indicate that the carrying amounts of the assets may not be recoverable through the estimated undiscounted future cash flows resulting from the use of these assets.
When any such impairment exists, the related assets will be written down to fair value.

INCOME TAXES
The Company uses the asset and liability method as identified in SFAS 109, Accounting for Income Taxes.

The consolidated Company has a net operating loss carryforward to future periods of ($59,408) which would result in a tax debit based on application of appropriate UK and US tax rates if offsetting profits were anticipated. The loss carryforward resulted from loss generated during the period ended March 31, 2000. For financial statement purposes a valuation adjustment completely offsets the deferred tax asset related to the net operating loss carryforward. Because the Company and its subsidiaries are in the development stages, there is no assurance that future operations will generate a profit or income.

NOTE 2 -  ACCOUNTS RECEIVABLE

Management believes all receivables are due and collectible and no reserve for un-collectable amounts is necessary.

NOTE 3 -  RELATED PARTY TRANSACTIONS

The Company acquired the PVAXX Business Group from a company owned and controlled by Henry Stevens, the present majority owner of PVAXX Corporation. Consideration for the transaction, valued at $300,000, was the issuance of 10,000,000 shares of Preferred stock and 20,000,000 shares of Common stock. The PVAXX Business Group consists of two subsidiary companies described in Note 1.

During March, the Company repurchased 134,832 shares of common stock for a price of $456,542 from its principal stockholder. During March, 90,000 shares were sold for $299,970 subject to an escrow agreement and a restricted cash balance (see note disclosure herein referred to "Restricted Cash'), and 2000 shares were sold for $6,660. The remaining shares were sold during May 2000 for $149,906.

The President, and principal shareholder, advanced to the Company $49,133 on a short-term basis with no interest.

The patent rights owned by PVAXX Technologies, Ltd. were developed by and acquired for a company owned by the President, Henry Stevens.

The Company entered into an Employment Agreement dated March 20, 2000 with Henry Stevens, the Company's President and Chairman of the Board of Directors. The Agreement is for a term of five years and renewable by the Company.

Under the Agreement, the Company agrees to pay the following amounts:

   *  $50,000 per month net of all taxes;
   *  Use of a motor vehicle at the choice of the employee;
   * Use of residential facilities in the Fort Myers area at a rental not to exceed $36,000 per annum; and

   * The Company shall establish a performance related share option scheme, in which the company's board of directors will determine participation commensurate with the employee's position.

No payments have been made under the Agreement as of the date of the financial statements.

NOTE 4 -  RISKS AND UNCERTAINTIES

The Company's future operating results may be affected by a number of factors. The ability of the Company to raise the capital necessary to continue to develop and bring its products to market is not assured. Estimates of the size of the market, and the company's eventual market share may not be realized, and the effect of competition on selling prices cannot be determined.

NOTE 5 -  COMMITMENTS AND CONTINGENT LIABILITIES

                             Leased Facilities

The Company has entered into a three (3) year lease of facilities in the Fort Myers area effective June 1, 2000. Under the terms of the lease, the Company is obligated for monthly based rental amounts plus sales tax and Common Area Maintenance (CAM) charges. Under the terms of the lease, the Company is obligated to keep and maintain the leased premises, including fixtures and improvements, in good condition.

The Company is obligated for the following rent payments over the lease term:

                  TOTAL      MONTHLY           SALES
                  RENT       BASE RENT CAM     TAX
Year 1
     1st quarter  $11,013    $2,000    $1,463  $208
     2nd quarter   11,013     2,000     1,463   208
     3rd quarter   12,285     2,400     1,463   232
     4th quarter   13,239     2,700     1,463   250
Year 2             55,080     2,808     1,522   260
Year 3             57,276     2,920     1,583   270

EMPLOYEE COMPENSATION
In addition to the employment contract with the President, disclosed in
Note 3, and arrangement with the Vice-president provides for a salary of $10,000 monthly for one year, and $15,000 thereafter.

NOTE 6 -  RESTRICTED CASH

On March 3, 2000, an unrelated individual transferred $299,970 to an escrow agent in exchange for 90,000 shares of common stock. Under the terms of the escrow agreement, updated and signed on August 4, 2000, the funds will be released to the company when shares of the Company are tradable on a U.S. national exchange at not less than $5.00 per share. If this is not achieved, the funds may be released to the investor six (6) months after the effective date of the agreement, upon return of the 90,000 shares.

NOTE 7 -  FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of financial instruments:

Cash and Cash Equivalents are carried at face value in US dollar denominations, or at exchange rates effective on balance sheet date.

Accounts Receivable and Accounts Payable are carried at face value, subject to reserves, which may be established upon review.

NOTE 8 -  EARNINGS PER SHARE

Basic earnings per share are computed by dividing earnings available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflect per share amounts that would have resulted if all preferred stock had been converted to common stock. The following reflects amounts reported in the financial statements:

                                        For the Period Ended March 31, 2000

                                           Income      Shares         Per-share
                                           (Numerator) (Denominator)  Amount
Income available to common stockholders
     - basic earnings per share            (59,408)    19,957,168     .003
Effect of dilutive securities
     - convertible preferred stock                     10,000,000
Income available to common stockholders
     - diluted earnings per share          (59,408)    29,957,168     .002

NOTE 9 -  SUBSEQUENT EVENT

On July 11, 2000 the company transacted a "reverse" merger with Oak Brook Capital IV, Inc., which is registered with the Securities and Exchange Commission as a "shell" company whose purpose is to acquire a company with operations and in need of access to public capital markets. Shares of common and preferred stock were exchanged on a one-for-one basis.

NOTE 10 -  GOING CONCERN CONSIDERATIONS

The Company's management is addressing its ability to emerge from the development stage and to become a going concern by continuing to develop, refine, and market its processes and products.

Although as of the balance sheet date of March 31, 2000, the Company had not entered into any revenue-producing contracts, management expects to have successfully negotiated several of these before the end of this fiscal year. Furthermore, as described in Note #9, the Company's acquisition of, and merger with, a registered "shell" company is expected to provide additional financial resources.


               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Not applicable.


                               LEGAL MATTERS

The validity of our common stock offered hereby has been passed upon for us by Nadeau & Simmons, P.C., 1250 Turks Head Building, Providence, Rhode Island.


                                  EXPERTS

Bersch Accounting, sc, independent auditors, have audited the financial statements of our company included for the year ended March 31, 2000, which are included in this prospectus and registration statement. These financial statements are given on their authority as experts in accounting and auditing.


                          ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form SB-2 under the Securities Act, with respect to the shares of common stock offered hereby. This prospectus constitutes a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted from this prospectus as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to herein are not necessarily complete and, where such agreement or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made for a full statement of the provisions thereof. For further information with respect to our company and its common stock, reference is hereby made to the registration statement and to the exhibits thereto.

The registration statement and the exhibits may be inspected, without charge, and copies may be obtained, at prescribed rates, at the public reference facilities of the Commission maintained at Judiciary Plaza, 450 Fifth Street, N.W., room 1024, Washington, DC 20549, or on the Internet at http://www.sec.gov. Copies of the Registration Statement and the exhibits may also be inspected, without charge, at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. In addition, copies of the Registration Statement and the exhibits may be obtained by mail, at prescribed rates, from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, DC 20549.

In connection with this offering, our company continues to be subject to the information and periodic reporting requirements of the Exchange Act, and, in accordance therewith, will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference facilities and regional offices referred to above. We intend to furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants and with quarterly reports containing unaudited financial statements for the first three quarters of each fiscal year.

The information contained in this prospectus is subject to completion or amendment. The shares described in this prospectus may not be sold, nor may offers to buy be accepted, prior to the time this registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful, prior to registration under the securities laws of any such state.

We will amend this registration statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(A) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

             Subject to Completion Dated ______________, 2000

                             PVAXX CORPORATION

                             23,722,800 shares
                               Common Stock

This prospectus relates to up to 23,722,800 shares of common stock, no par value of PVAXX Corporation. Our corporate address is 12730 New Brittany Blvd., Ft. Myers, Florida 33907. All of the shares offered are to be sold for the accounts of selling shareholders of our Company. We will not receive any of the proceeds from the sale of the shares by our selling shareholders. We estimate that total expenses will be approximately $75,000 in connection with this offering of our shares.

We are subject to the reporting requirements of Section 13 and 15(d) of the Exchange Act and are presently current in filing reports with the Securities and Exchange Commission. Investments in our shares involve a high degree of risk (see ARisk Factors@). The shares have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed upon the accuracy or adequacy of this prospectus.
Any representation to the contrary is a criminal offense.

     TABLE OF CONTENTS

Prospectus Summary
Risk Factors
     Year 2000 Problems May Have an Adverse Effect
     Competition
     Potential Fluctuations in Quarterly Operating Results
     Limited Operating History
     Dependence on Third-Party Suppliers
     Patents, Trademarks and Proprietary Information
     Rapid Technological Changes
     Expansion
     Government Regulation
     Dependence on Key Personnel
     Control by Principal Shareholders, Officers and Directors
     Issuance of Preferred Stock
     Trading Market; Volatility of Stock Price
     Possible Need for Additional Financing
     Indemnification of Officers and Directors
     Dependence Upon Outside Advisors
     Rule 144 Sales
Use of Proceeds
Dilution
Dividend Policy
Business
Management's Discussion and Analysis of Financial Condition and
 Results of Operations
Management
Certain Transactions
Principal Shareholders
Description of Capital Stock
Plan of Distribution
Legal Matters
Experts
Additional Information
Financial Statements                                        F-1

                      -------------------------------

     UNTIL ____________________, 2000 (45 DAYS AFTER THE DATE OF THIS
      PROSPECTUS) ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES OF
        COMMON STOCK OFFERED HEREUNDER MAY BE REQUIRED TO DELIVER A
                                PROSPECTUS.


      ====================================================================

      ====================================================================



                             PVAXX CORPORATION


                     ---------------------------------

                             23,722,800 shares

                     ---------------------------------


                               Common Stock


                     ---------------------------------

                                PROSPECTUS

                     ---------------------------------


                              August __, 2000

                                  PART II

                  INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Model Business Corporation Act of the State of Colorado ("CMBCA") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

The CMBCA provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

The CMBCA provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

The Company's Articles of Incorporation (incorporated by reference herein) provides for indemnification of directors, officers and other persons as follows:

To the fullest extent permitted by the CMBCA as the same now exists or may hereafter be amended, the Corporation shall indemnify, and advance expenses to, its directors and officers and any person who is or was serving at the request of the Corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The Corporation, by action of its board of directors, may provide indemnification or advance expenses to employees and agents of the Corporation or other persons only on such terms and conditions and to the extent determined by the board of directors in its sole and absolute discretion.

The indemnification and advancement of expenses shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

The indemnification and advancement of expenses, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such officer or director. The indemnification and advancement of expenses that may have been provided to an employee or agent of the Corporation by action of the board of directors, shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person, after the time such person has ceased to be an employee or agent of the Corporation, only on such terms and conditions and to the extent determined by the board of directors in its sole discretion.

THE COMPANY'S BY-LAWS (INCORPORATED BY REFERENCE HEREIN) PROVIDES THAT:

Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the CMBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide before such amendment), against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except as provided in the section "Right of Indemnitees to Bring Suit" with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in the section "Right to Indemnification" of this Article shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the CMBCA requires, an advancement of expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such Indemnitee is not entitled to be indemnified for such expenses under this section or otherwise.

The rights to indemnification and to the advancement of expenses conferred in this section and the section "Right to Indemnification" of this Article shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators. Any repeal or modification of any of the provisions of this Article shall not adversely affect any right or protection of an Indemnitee existing at the time of such repeal or modification.

RIGHT OF INDEMNITEES TO BRING SUIT. If a claim under the section "Right to Indemnification" or "Right to Advancement of Expenses" of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expenses of prosecuting or defending such suit. In (1) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (2) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the CMBCA.

Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the CMBCA, nor an actual determination by the Corporation (including its board of directors, independent legal counsel,or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article or otherwise shall be on the Corporation.

NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation as amended from time to time, these By-Laws, any agreement, any vote of stockholders or disinterested directors or otherwise.

INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the CMBCA.

INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION. The Corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

The directors and officers of our company are covered by a policy of liability insurance.

ITEM 25.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The expenses in connection with the sale of the Shares are estimated as follows:


Securities and Exchange Commission registration fee            $  2,350
Legal Fees and expenses                                          25,870
Accounting fees and expenses                                     33,000
Printing and Engraving                                           10,000
Miscellaneous                                                     4,880
                                                             ----------
  TOTAL                                                        $ 75,000



ITEM 26.   UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.

Oak Brook Capital IV, Inc. ("Oak Brook") was incorporated under the laws of the State of Colorado on May 15, 1998. It was incorporated as a "blind pool" or "blank check" company for the purpose of seeking to acquire one or more properties or businesses. Oak Brook elected to voluntarily file a registration statement in order to become a reporting company under the Securities Exchange Act of 1934, as amended (the "34 Act").

A Plan and Agreement of Share Exchange was executed on May 19, by and among OAK BROOK, PVAXX, Mark T. Thatcher and Gerard M. Werner, who joined in the execution of the Agreement for the purpose of making certain covenants regarding the transaction contemplated therein. OAK BROOK is a corporation duly organized and validly existing under the laws of the state of Colorado, with its registered office at 17 West Cheyenne Mountain Blvd., Colorado Springs, Colorado 80906, its principal executive office at 1250 Turks Head Building, and its phone number is (401) 272-5800; PVAXX is a corporation duly organized and validly existing under the laws of the state of Florida, with its registered office located in the city of Ft. Myers, State of Florida, its principal executive office at 12730 New Brittany Boulevard, Ft. Myers, FL 33907, and its phone number is (941)274-9355; and Mark T. Thatcher is the Chairman and Secretary and Gerard M. Werner is the President and a Director of OAK BROOK.

The respective boards of directors of OAK BROOK and PVAXX deemed it desirable and in the best interests of their respective corporations, for OAK BROOK to acquire the outstanding capital stock of PVAXX in exchange for the issuance of shares of the common and preferred stock of OAK BROOK and proposed, declared advisable and approved such share exchange (the "PVAXX EXCHANGE") pursuant to this Agreement, which Agreement has been duly approved by resolutions of the respective boards of directors and a vote by the shareholders of OAK BROOK and PVAXX.

APPROVAL OF PLAN AND AGREEMENT OF SHARE EXCHANGE

The Board of Directors and shareholders have unanimously approved a Plan and Agreement of Share Exchange (the "Exchange"), whereby OAK BROOK acquired all of the issued and outstanding capital stock of PVAXX in exchange for 20,000,000 shares of the Common stock of OAK BROOK and 10,000,000 shares of the Preferred Stock of OAK BROOK.

CONVERSION OF PVAXX'S STOCK AND OTHER SECURITIES:

PVAXX shareholders surrendered one hundred percent (100%) of their issued and outstanding common and preferred shares to OAK BROOK in exchange for receipt of one hundred percent (100%) of PVAXX shares, OAK BROOK, on the terms and subject to the conditions herein set forth, issued and delivered to PVAXX shareholders:

       (i) Issuance of Shares and Options in connection with the PVAXX Exchange. The aggregate number of OAK BROOK Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange shall be twenty million (20,000,000) As soon as practicable after the PVAXX Exchange became effective, OAK BROOK caused its transfer agent (the "Transfer Agent") to issue to the shareholders of OAK BROOK, on a pro rata basis, an aggregate of twenty million (20,000,000) Shares of OAK BROOK common stock in exchange for all the existing shares of PVAXX common stock.

            The calculation of pro rata distributions for the purposes of this section shall be made by dividing the aggregate number of OAK BROOK Shares of common stock to be issued or reserved for issuance in connection with the PVAXX Exchange by the aggregate number of PVAXX Shares of common stock issued or reserved as a result of options, warrants, convertible securities or other commitments. No other issuance of securities is required to effect the PVAXX Exchange.

            (ii)  Fractional Interests.   No fractional shares of common stock
            of OAK BROOK or certificate or script representing the same was Issued. In lieu thereof each holder of PVAXX Shares or PVAXX Options having a fractional interest arising upon such conversion was rounded up into one full additional share of OAK BROOK common stock;

            (iii) Status of Common Stock. All Shares of common stock of OAK BROOK into which PVAXX Shares were converted as herein provided were fully paid and non-assessable and issued in full satisfaction of all rights pertaining to such Shares;

            The PVAXX Exchange was intended to qualify as an I.R.C. 368(b) tax-free reorganization. At the Closing, (a) PVAXX delivered to OAK BROOK a statement (in such form as may be reasonably requested by counsel to OAK BROOK) conforming to the requirements of Section 1.897-2(h)(1)(i) of the United States Treasury Regulations, and (b) PVAXX shall deliver to the IRS the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.


ITEM 27.   EXHIBITS.

                             INDEX TO EXHIBITS



x         2.10      Plan of Share Exchange dated May 19, 2000;

x         2.11      Articles of Share Exchange between Oak Brook Capital IV,
                    Inc.
                    and PVAXX Corporation, dated June 26, 2000;

#         3(a)      Articles of Incorporation

#         3(b)      Bylaws


EXHIBIT   NO        DESCRIPTION

#         4(a)      Agreements Defining Certain Rights of Shareholders

#         4(b)      Specimen Stock Certificate

x         5.1       Opinion of Nadeau & Simmons, P.C. regarding the legality
                    of the securities being offered hereby.

          7         Not applicable

          9         Not applicable

x         10.1      Issuance of Restricted Shares from Authorized Shares

x         10.2      Opinion to Transfer Agent Authorizing Issuance of
                    Restricted Shares from Authorized Shares

          11        Not applicable

          14        Not applicable

          16        Not applicable

x         20.1      Board of Director's Resolution's authorizing merger and
                    name change from Oak Brook Capital IV, Inc. to PVAXX
                    Corporation;

          21        Not applicable

x         23.1      Consent of Counsel
                    (contained in Exhibit 5.1)

x         24.1      Consent of Dennis W. Bersch, CPA.

x         27        Financial Data Schedule

          28        Not applicable

#         99.1      Safe Harbor Compliance Statement


____________________________

x incorporated herein by reference from Registrant=s Amendment to Form 8-K, filed July 10, 2000

#    incorporated herein by reference from Registrant's Third
     Amendment to Form 10SB12G, filed August 5, 1999.


ITEM 28.   UNDERTAKINGS.

     The undersigned hereby undertakes:

     (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (2) that before any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form SB-2 under the Securities Act of 1933, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of the registration statement through the date of responding to such request; and


     (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

     Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.


PVAXX CORPORATION

By:  /s/ Henry Stevens

________________________________
HENRY STEVENS
Chairman

Date: August 7, 2000



                             POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Henry Stevens, his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for then and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE           TITLE                         DATE
-----------------   ----------------              -----------------

/s/ Bryan Wade      Secretary                     August 7, 2000
